                                                                     Exhibit 4.1
                                                                     -----------

________________________________________________________________________________



                               CREDIT AGREEMENT


                                     among


                        WESLEY JESSEN VISIONCARE, INC.,

                          WESLEY-JESSEN CORPORATION,

                         VARIOUS LENDING INSTITUTIONS,


                                      and


                            BANKERS TRUST COMPANY,
                                   AS AGENT


                       ________________________________

                         Dated as of February 19, 1997
                       ________________________________


                                 $100,000,000


________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

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                                                                             ----
SECTION 1.  Amount and Terms of Credit.......................................   1
     1.01  Commitments.......................................................   1
     1.02  Minimum Borrowing Amounts, etc....................................   3
     1.03  Notice of Borrowing...............................................   4
     1.04  Disbursement of Funds.............................................   5
     1.05  Notes.............................................................   5
     1.06  Conversions.......................................................   6
     1.07  Pro Rata Borrowings...............................................   7
     1.08  Interest..........................................................   7
     1.09  Interest Periods..................................................   8
     1.10  Increased Costs, Illegality, etc..................................   9
     1.11  Compensation......................................................  11
     1.12  Change of Lending Office..........................................  12
     1.13  Replacement of Banks..............................................  12

SECTION 2.  Letters of Credit................................................  13
     2.01  Letters of Credit.................................................  13
     2.02  Letter of Credit Requests; Notices of Issuance....................  15
     2.03  Agreement to Repay Letter of Credit Payments......................  15
     2.04  Letter of Credit Participations...................................  16
     2.05  Increased Costs...................................................  18

SECTION 3.  Fees; Commitments................................................  19
     3.01  Fees..............................................................  19
     3.02  Voluntary Termination or Reduction of Total Unutilized Revolving
             Loan Commitment.................................................  20
     3.03  Mandatory Adjustments of Commitments, etc.........................  21

SECTION 4.  Payments.........................................................  21
     4.01  Voluntary Prepayments.............................................  21
     4.02  Mandatory Prepayments.............................................  22
     4.03  Method and Place of Payment.......................................  26
     4.04  Net Payments......................................................  26

SECTION 5.  Conditions Precedent.............................................  28
     5.01  Execution of Agreement; Notes.....................................  28
     5.02  No Default; Representations and Warranties........................  29
     5.03  Officer's Certificate.............................................  29
     5.04  Opinions of Counsel...............................................  29
     5.05  Corporate Proceedings.............................................  29

                                      (i)

                                                                             Page
                                                                             ----
     5.06  Adverse Change, etc...............................................  30
     5.07  Litigation........................................................  30
     5.08  Approvals.........................................................  30
     5.09  Consummation of the Transaction...................................  30
     5.10  Existing Credit Agreement.........................................  30
     5.11  Security Documents................................................  31
     5.12  Subsidiary Guaranty...............................................  32
     5.13  Mortgages; Title Insurance; Surveys, etc..........................  32
     5.14  Plans; Collective Bargaining Agreements; Existing Indebtedness
             Agreements; Shareholders' Agreements; Management
             Agreements; Employment Agreements; Tax Allocation
             Agreements; Material Contracts..................................  33
     5.15  Solvency Certificate; Evidence of Insurance.......................  35
     5.16  Pro Forma Balance Sheets..........................................  35
     5.17  Projections.......................................................  35
     5.18  Existing Indebtedness.............................................  35
     5.19  Payment of Fees...................................................  36
     5.20  Notice of Borrowing; Letter of Credit Request.....................  36

SECTION 6.  Representations, Warranties and Agreements.......................  36
     6.01  Corporate Status..................................................  36
     6.02  Corporate Power and Authority.....................................  37
     6.03  No Violation......................................................  37
     6.04  Litigation........................................................  37
     6.05  Use of Proceeds; Margin Regulations...............................  38
     6.06  Governmental Approvals............................................  38
     6.07  Investment Company Act............................................  38
     6.08  Public Utility Holding Company Act................................  38
     6.09  True and Complete Disclosure......................................  38
     6.10  Financial Condition; Financial Statements.........................  39
     6.11  Security Interests................................................  40
     6.12  Subsidiary Name Changes...........................................  40
     6.13  Transaction.......................................................  40
     6.14  Special Purpose Corporation.......................................  41
     6.15  Compliance with ERISA.............................................  41
     6.16  Capitalization....................................................  42
     6.17  Subsidiaries......................................................  42
     6.18  Intellectual Property.............................................  43
     6.19  Compliance with Statutes, etc.....................................  43
     6.20  Environmental Matters.............................................  43
     6.21  Properties........................................................  44
     6.22  Labor Relations...................................................  44
     6.23  Tax Returns and Payments..........................................  44

                                      (ii)

                                                                             Page
                                                                             ----
     6.24  Existing Indebtedness.............................................  45

SECTION 7.  Affirmative Covenants............................................  45
     7.01  Information Covenants.............................................  46
     7.02  Books, Records and Inspections....................................  49
     7.03  Insurance.........................................................  49
     7.04  Payment of Taxes..................................................  49
     7.05  Corporate Franchises..............................................  50
     7.06  Compliance with Statutes, etc.....................................  50
     7.07  Compliance with Environmental Laws................................  50
     7.08  ERISA.............................................................  51
     7.09  Good Repair.......................................................  51
     7.10  End of Fiscal Years; Fiscal Quarters..............................  52
     7.11  Additional Security; Further Assurances...........................  52
     7.12  Register..........................................................  53
     7.13  Maintenance of Corporate Separateness.............................  53
     7.14  Foreign Subsidiaries Security.....................................  54
     7.15  Contributions; Payments...........................................  55
     7.16  Interest Rate Protection..........................................  55

SECTION 8.  Negative Covenants...............................................  55
     8.01  Changes in Business...............................................  55
     8.02  Consolidation, Merger, Sale or Purchase of Assets, etc............  56
     8.03  Liens.............................................................  61
     8.04  Indebtedness......................................................  63
     8.05  Advances, Investments and Loans...................................  65
     8.06  Dividends, etc....................................................  69
     8.07  Transactions with Affiliates......................................  71
     8.08  Capital Expenditures..............................................  71
     8.09  Minimum Consolidated EBITDA.......................................  72
     8.10  Interest Coverage Ratio...........................................  73
     8.11  Leverage Ratio....................................................  73
     8.12  Limitation on Voluntary Payments and Modifications of
             Indebtedness; Modifications of Certificate of Incorporation, Byy
             Laws and Certain Other Agreements; Issuance of Capital Stock;
             etc.............................................................  74
     8.13  Limitation on Certain Restrictions on Subsidiaries................  74
     8.14  Limitation on the Creation of Subsidiaries........................  75

SECTION 9.  Events of Default................................................  75
     9.01  Payments..........................................................  75
     9.02  Representations, etc..............................................  75
     9.03  Covenants.........................................................  76

                                     (iii)

                                                                             Page
                                                                             ----
     9.04  Default Under Other Agreements....................................  76
     9.05  Bankruptcy, etc...................................................  76
     9.06  ERISA.............................................................  77
     9.07  Security Documents................................................  77
     9.08  Guaranties........................................................  77
     9.09  Judgments.........................................................  77
     9.10  Ownership.........................................................  78

SECTION 10.  Definitions.....................................................  78

SECTION 11.  The Agent....................................................... 108
     11.01  Appointment...................................................... 108
     11.02  Delegation of Duties............................................. 108
     11.03  Exculpatory Provisions........................................... 108
     11.04  Reliance by Agent................................................ 109
     11.05  Notice of Default................................................ 109
     11.06  Non-Reliance on Agent and Other Banks............................ 109
     11.07  Indemnification.................................................. 110
     11.08  Agent in its Individual Capacity................................. 111
     11.09  Holders.......................................................... 111
     11.10  Resignation of the Agent; Successor Agent........................ 111

SECTION 12.  Miscellaneous................................................... 112
     12.01  Payment of Expenses, etc......................................... 112
     12.02  Right of Setoff, Collateral Matters.............................. 112
     12.03  Notices.......................................................... 113
     12.04  Benefit of Agreement............................................. 113
     12.05  No Waiver; Remedies Cumulative................................... 115
     12.06  Payments Pro Rata................................................ 115
     12.07  Calculations; Computations....................................... 116
     12.08  Governing Law; Submission to Jurisdiction; Venue................. 116
     12.09  Counterparts..................................................... 117
     12.10  Effectiveness.................................................... 117
     12.11  Headings Descriptive............................................. 118
     12.12  Amendment or Waiver; etc......................................... 118
     12.13  Survival119
     12.14  Domicile of Loans................................................ 119
     12.15  Confidentiality.................................................. 119
     12.16  Waiver of Jury Trial............................................. 120

SECTION 13.  Holdings Guaranty............................................... 120
     13.01  The Guaranty..................................................... 120
     13.02  Bankruptcy....................................................... 120

                                      (iv)

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                                                                             ----
     13.03  Nature of Liability.............................................. 121
     13.04  Independent Obligation........................................... 121
     13.05  Authorization.................................................... 121
     13.06  Reliance......................................................... 122
     13.07  Subordination.................................................... 122
     13.08  Waiver........................................................... 123
     13.09  Nature of Liability.............................................. 124

ANNEX I        List of Banks and Commitments
ANNEX II       Bank Addresses
ANNEX III      Existing Letters of Credit
ANNEX IV       Real Properties
ANNEX V        Projections
ANNEX VI       Subsidiaries
ANNEX VII      Insurance
ANNEX VIII     Existing Indebtedness
ANNEX IX       Existing Liens
ANNEX X        Subsidiary Name Changes
ANNEX XI       Capitalization
ANNEX XII      Investments
ANNEX XIII     Intentionally Omitted
ANNEX XIV      Excluded Intellectual Property
ANNEX XV       Asset Sales
ANNEX XVI      Acquisition Documents
ANNEX XVII     Financial Statements
ANNEX XVIII    Conflicts

EXHIBIT A-1    -   Form of Notice of Borrowing
EXHIBIT A-2    -   Form of Letter of Credit Request
EXHIBIT B-1    -   Form of Term Note
EXHIBIT B-2    -   Form of Revolving Note
EXHIBIT B-3    -   Form of Swingline Note
EXHIBIT C      -   Form of Section 4.04(b)(ii) Certificate
EXHIBIT D      -   Form of Opinion of Kirkland & Ellis
EXHIBIT E      -   Form of Officers' Certificate
EXHIBIT F      -   Form of Pledge Agreement
EXHIBIT G      -   Form of Security Agreement
EXHIBIT H      -   Form of Subsidiary Guaranty
EXHIBIT I      -   Form of Assignment and Assumption Agreement
EXHIBIT J      -   Form of Intercompany Note
EXHIBIT K      -   Form of Solvency Certificate
EXHIBIT L      -   Form of Shareholder Subordinated Note
EXHIBIT M      -   Form of Borrower Subordinated Note

                                      (v)

          CREDIT AGREEMENT, dated as of February 19, 1997, among WESLEY JESSEN VISIONCARE, INC., a Delaware corporation ("Holdings"), WESLEY-JESSEN CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.



                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:


          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitments.  (A)  Subject to and upon the terms and conditions
                -----------
herein set forth, each Bank severally agrees to make a loan or loans to the Borrower, which loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Loan Facility and the Revolving Loan Facility, as set forth below:

          (a) Loans under the Term Loan Facility (each, a "Term Loan" and, collectively, the "Term Loans") (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date,
     (ii) shall be denominated in U.S. Dollars, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that
                                                                --------
     (x) all Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date on or after the Initial Borrowing Date and on or before the sixth Business Day following the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowing may only be made on the last day of the Interest Period of the second such Borrowing) and (iv) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Term Loan Commitment, if any, of such Bank at such time. Once repaid, Term Loans may not be reborrowed.

          (b) Each loan under the Revolving Loan Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") (i) may be incurred by the Borrower at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date, (ii) shall be denominated in U.S. Dollars, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that (x) all Revolving Loans made as
                                --------
     part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date on or after the Initial Borrowing Date and on or before the sixth Business Day following the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowing may only be made on the last day of the Interest Period of the second such Borrowing), (iv) may be repaid and reborrowed in accordance with the provisions hereof and (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with (I) the aggregate principal amount of all other then outstanding Revolving Loans made by such Bank and
     (II) such Bank's RL Percentage, if any, of the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, equals the Revolving Loan Commitment, if any, of such Bank at such time.

          (B) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding the foregoing, during each period of fourteen consecutive days occurring prior to the Swingline Expiry Date, there shall be at least one day on which there are no outstanding Swingline Loans. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

          (C) On any Business Day, BTCo may, in its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed
                                --------
to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Banks pro rata based on each RL Bank's RL Percentage, and the proceeds thereof
      --- ----
shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RL Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo, notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RL Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Banks to share in such Swingline Loans ratably based upon their respective RL Percentages, provided that all
                                                          --------
interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Bank purchasing same from and after such date of purchase.

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                -------------------------------
of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding more than ten Borrowings of
--------
Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                -------------------
incur Loans under any Facility (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(C), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(C).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo, or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's, BTCo's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

          1.04  Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York
                ---------------------
time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i)
or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(C)), each Bank with a Commitment under the respective Facility will make available its pro rata share, if any,
                                                      --- ----
of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, all the Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Term Loans made by such Bank, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert on
                -----------
any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than Swingline Loans which at all times shall be maintained as Base Rate Loans) owing by the Borrower pursuant to a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; provided, that (i) except as otherwise provided in Section
                     --------
1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no payment Default, or Event of Default, is in existence on the date of the conversion,
(iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02 and (iv) unless the Agent has determined that the Syndication Date has occurred (at which time this clause
(iv) shall no longer be applicable), prior to the 90th day after the Initial Borrow ing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (y) of the proviso to each of
Section 1.01(A)(a)(iii) and 1.01(A)(b)(iii) and then only so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under such Sections. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.07  Pro Rata Borrowings.  All Borrowings of Loans (other than
                -------------------
Swingline Loans) under this Agreement shall be made by the Banks pro rata on the
                                                                 --- ----
basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The unpaid principal amount of each Base Rate
                --------
Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of such Facility from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each

Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

          1.09  Interest Periods.  At the time the Borrower gives a Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period or, to the extent approved by all Banks with a Commitment and/or outstanding Loans, as the case may be, of the respective Facility, a twelve-month period. Notwithstanding anything to the contrary contained above:

          (i) all Eurodollar Loans comprising a Borrowing shall have the same Interest Period;

         (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would
                              --------
     otherwise expire on a day which
     is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period for a Borrowing under a Facility may be elected if it would extend beyond the Maturity Date;

         (vi) no Interest Period may be elected at any time when a payment Default, or an Event of Default, is then in existence; and

        (vii)  no Interest Period with respect to any Borrowing of Term
     Loans shall extend beyond any date upon which a mandatory prepayment of such Term Loans is required to be made under Section 4.02(A)(b)(i) or (ii), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of such Term Loans permitted to be outstanding after such mandatory prepayment.

If upon the expiration of any Interest Period, the Borrower has failed to elect, or is not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and
(iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guide-line, order or request (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

        (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall (x) on such date and (y) as promptly as practicable (and in any event within five Business Days) after the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base

Rate Loan (which conversion, in the case of the circumstances described in
Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more than one Bank is affected
                              --------
at any time, then all affected Banks must be treated the same pursuant to this
Section 1.10(b).

          (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by the National Association of Insurance Commissioners ("NAIC") or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of the NAIC or any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitments or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11  Compensation.  The Borrower agrees to compensate each Bank,
                ------------
promptly upon its written request (which request shall set forth the basis for requesting such compensation and shall be made through the Agent), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its

Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided,
                                                                --------
however, that each Bank may fund each of its Eurodollar Loans in any manner it
-------
sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 4.01 or any conversion of Eurodollar Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Bank pursuant to this Section 1.11.

          1.12  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such
                               --------
terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

          1.13  Replacement of Banks.  (x)  If any Bank becomes a Defaulting
                --------------------
Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or
(z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, if no payment Default, or Event of Default, then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Agent, provided that (i) at the time of any replacement
                         --------
pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the respective Letter of Credit Issuer an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations (including, without limitation, all such amounts, if any, due and owing under Section 1.11) of the Borrower due and owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 7.12 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) Annex I hereto shall be deemed modified to reflect the changed Commitments (and/or outstanding Term Loans, as the case may be) resulting from the assignment from the Replaced Bank to the Replacement Bank.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Maturity Date to issue, for the account of the Borrower and in support of, (x) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and are in respect of general corporate purposes of the Borrower or its Subsidiaries, as the case may be, and/or (y) on a standby basis, L/C Supportable Indebtedness, and subject to and upon the terms and conditions herein set forth each Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Annex III contains a description of all letters of credit issued by BTCo pursuant to the Existing Credit Agreement and which remain outstanding on the Initial Borrowing Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued for purposes of Sections 2.04(a), 3.01(b) and 3.01(c) on the Initial Borrowing Date. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

         (ii) such Letter of Credit Issuer shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $17,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) (x) each standby Letter of Credit shall have an expiry date occurring not later than one year (or, in the case of standby Letters of Credit issued in support of Foreign Subsidiary Working Capital Indebtedness, three years, provided, that the aggregate Stated Amount of
                                   --------
all such Letters of Credit shall not exceed $10,000,000) after such standby Letter of Credit's date of issuance, provided, that any standby Letter of Credit
                                     --------
may be automatically extendable for periods of up to one year so long as such standby Letter of Credit provides that the respective Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such standby Letter of Credit within a specified period of time prior to each scheduled extension date and (y) each trade Letter of Credit shall have an expiry date occurring not later than 180 days after such trade Letter of Credit's date of issuance; (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the Business Day next preceding the Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars and payable on a sight basis; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Letter of Credit Issuer; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default by the Required Banks.

          (c) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

          2.02  Letter of Credit Requests; Notices of Issuance.  (a)  Whenever
                ----------------------------------------------
it desires that a Letter of Credit be issued, the Borrower shall give the Agent and the respective Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each such notice, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the respective Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after the date of each issuance of or amendment or modification to a Letter of Credit by it, give the Agent, each RL Bank and the Borrower written notice of the issuance of or amendment or modification to such Letter of Credit, accompanied by a copy to the Agent of such Letter of Credit or Letters of Credit or such amendment or modification.

          2.03  Agreement to Repay Letter of Credit Payments.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time for Revolving Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.03(a) or under any other Section of this Agreement.

          (b) The Borrower's obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to substantially conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to
         --------  -------
reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.04  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the RL Banks pursuant to Section 1.13 or 12.04(b) or otherwise, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assigning and assignee Banks.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to
Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's RL

Percentage of such payment in U.S. Dollars and in same day funds; provided,
                                                                  --------
however, that no Participant shall be obligated to pay to the Agent its RL
-------
Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the respective Letter of Credit Issuer such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's RL Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall promptly pay to the Agent and the Agent shall promptly pay to each Participant which has paid its RL Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

         (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

        (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)  the occurrence of any Default or Event of Default.

          2.05  Increased Costs.  If after the date hereof, the adoption or
                ---------------
effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3.  Fees; Commitments.
                      -----------------

          3.01  Fees.  (a)  The Borrower shall pay to the Agent for distribution
                ----
to each Non-Defaulting Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate for each day equal to the Applicable Commitment Fee Percentage on the daily Aggregate Unutilized Commitment of such Non-Defaulting Bank. Accrued Commitment Fees shall be due and payable in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower shall pay to the Agent for the account of the RL Banks pro rata on the basis of their RL Percentages, a fee in respect of each
      --- ----
Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect with respect to Revolving Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower shall pay to the Agent for the account of the respective Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual Facing Fee with respect to each
--------
Letter of Credit be less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower hereby agrees to pay directly to the respective Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay to the Agent, for its own account, such fees as may be agreed to from time to time between the Borrower and the Agent, when and as due.

          (f) All computations of Fees shall be made in accordance with Section 12.07(b).

          3.02  Voluntary Termination or Reduction of Total Unutilized Revolving
                ----------------------------------------------------------------
Loan Commitment.  (a) Upon at least two Business Days' prior written notice (or
---------------
telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that
                                                                 --------
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the RL Banks and (y) any partial reduction pursuant to this Section 3.02(a) shall be in the amount of at least $1,000,000.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, due and owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) and the Borrower shall pay to the Agent at such time an amount in cash and/or Cash Equivalents equal to such Bank's RL Percentage of the outstanding Letters of Credit (which cash and/or Cash Equivalents shall be held by the Agent as security for the obligations of the Borrower hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

          3.03  Mandatory Adjustments of Commitments, etc.  (a)  The Total
                ------------------------------------------
Commitment shall terminate in its entirety on March 31, 1997 unless the Initial Borrowing Date has occurred on or before such date.

          (b) The Total Term Loan Commitment shall terminate on the Initial Borrowing Date, after giving effect to the making of Term Loans on such date.

          (c) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the earlier of (x) the date on which a Change of Control Event occurs and (y) the Maturity Date.

          (d) On each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f), (g) or (h) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if an un-limited amount of Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding. Notwithstanding anything to the contrary contained in the immediately preceding sentence, in no event shall the Total Revolving Loan Commitment be reduced to an amount less than $25,000,000 pursuant to or as a result of this Section 3.03(d).

          (e) Each reduction or adjustment of the Total Term Loan Commitment or the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall apply proportionately to the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.


          SECTION 4.  Payments.
                      --------


          4.01  Voluntary Prepayments.  (a)  The Borrower shall have the right
                ---------------------
to prepay the Loans made to it, in whole or in part, without premium or penalty, except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 11:00 A.M. (New York time)
(x) at least one Business Day prior to the date of such prepayment in the case of Term Loans or Revolving Loans maintained as Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of (A) at least $1,000,000 in the case of Eurodollar Loans and (B) at least $500,000 in the case of Base Rate Loans (or $100,000 in the case of Swingline Loans); provided, that no partial prepayment
                                          --------
of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such
Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided, that at the
                           --- ----                   --------
Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's RL Percentage of all Revolving Loans then outstanding; and (iv) each prepayment of Term Loans pursuant to this Section 4.01 shall reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining
                          --- ----
principal amount of each such Scheduled Repayment).

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) to repay all Loans of such Bank, together with accrued and unpaid interest, Fees and all other amounts due and owing to such Bank in accordance with said Section 12.12(b), so long as (A) in the case of the repayment of Revolving Loans of any RL Bank pursuant to this clause (b), the Revolving Loan Commitment of such RL Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) in the case of the repayment of Loans of any Bank, the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.



           4.02 Mandatory Prepayments.
                ---------------------



          (A)   Requirements:
                ------------



          (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations).

          (b) The Borrower shall be required to repay the principal amount of Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled Repayment"):

       Scheduled Repayment Date                    Amount
       ------------------------                    ------
     the last Business Day in March, 1998        $2,500,000
     the last Business Day in June, 1998         $2,500,000
     the last Business Day in September, 1998    $2,500,000
     the last Business Day in December, 1998     $2,500,000

     the last Business Day in March, 1999        $3,750,000
     the last Business Day in June, 1999         $3,750,000
     the last Business Day in September, 1999    $3,750,000
     the last Business Day in December, 1999     $3,750,000

     the last Business Day in March, 2000        $3,750,000
     the last Business Day in June, 2000         $3,750,000
     the last Business Day in September, 2000    $3,750,000
     the last Business Day in December, 2000     $3,750,000

     the last Business Day in March, 2001        $5,000,000
     the last Business Day in June, 2001         $5,000,000
     the last Business Day in September, 2001    $5,000,000
     the last Business Day in December, 2001     $5,000,000

     Maturity Date                               $5,000,000


          (c) On the third Business Day after the date of receipt thereof by Holdings and/or any of its Subsidiaries of Proceeds from any Asset Sale (or, in the case of an Asset Sale in which payments to Holdings or any of its Subsidiaries originate from outside the United States, within five Business Days after the date of receipt of such Proceeds), an amount equal to 100% of the Net Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the Term Loans, provided that with respect to no more than (x)
                             --------
$5,000,000 in the aggregate of the Net Proceeds received in connection with any West Coast Asset Sale and (y) $5,000,000 in the aggregate of the Net Proceeds received in connection with all other Asset Sales in any fiscal year of the Borrower, the Net Proceeds therefrom shall not be required to be so applied on such date to the extent that no payment Default, or Event of Default, then exists and the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Proceeds shall be used to purchase assets used or to be used in the businesses referred to in Section 8.01(a) (including, without limitation, capital stock of a corporation engaged in any such business) within one year following the date of receipt of such Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), provided, that (1) if all or any portion of such Net Proceeds not so
           --------
applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such one year period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this
Section 4.02(A)(c) and (2) if all or any portion of such Net Proceeds are not required to be applied within such one year period referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(A)(c).

          (d) On the Business Day after the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 50% of the cash proceeds (net of underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the sale or issuance of preferred or common equity of (or cash capital contributions to) Holdings or any of its Subsidiaries (other than (w) issuances of Holdings Common Stock and Permitted Holdings PIK Securities by Holdings as consideration in connection with any Permitted Acquisition, (x) issuances of Holdings Common Stock or warrants or options to purchase Holdings Common Stock (including as a result of the exercise of any options with regard thereto) to employees, directors and management of Holdings and its Subsidiaries, (y) equity contributions to any Subsidiary of Holdings made by Holdings or any other Subsidiary of Holdings and (z) issuances of Holdings Common Stock pursuant to the IPO) shall be applied as a mandatory repayment of principal of the Term Loans; provided that $10,000,000 of cash
                                          --------
equity contributions in the aggregate from Bain Capital or any Related Party shall not be required to be applied as provided above in this Section 4.02(A)(d) so long as such equity contributions are substantially contemporaneously contributed to the capital of the Borrower as an equity contribution or loaned to the Borrower (such loan to be evidenced by the Borrower Subordinated Note) (the cash contributions made pursuant to this proviso, "Permitted Equity Proceeds").

          (e) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the incurrence of Indebtedness by Holdings and/or any of its Subsidiaries (other than Indebtedness permitted to be incurred by Section 8.04 as in effect on the Effective Date) shall be applied as a mandatory repayment of principal of the Term Loans.

          (f) On each Excess Cash Payment Date, an amount equal to the Applicable ECF Percentage of Excess Cash Flow of the Borrower and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Term Loans.

          (g) Within 10 days following each date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of costs, expenses and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans; provided that so long as no
                                                    --------
Default or Event of Default then exists and
such proceeds do not exceed $25,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such
                        ----------------
proceeds exceeds $25,000,000, then the entire amount and not just the portion in excess of $25,000,000 shall be applied as a mandatory repayment of Term Loans as provided above in this Section 4.02(A)(g), (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or contractually committed to be used) within one year after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided in this Section 4.02(A)(g) and (iii) if all or any portion of such proceeds are not required to be applied within the one year period referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this
Section 4.02(A)(g).

          (h) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries of a Pension Plan Refund, an amount equal to 100% of such Pension Plan Refund shall be applied as a mandatory repayment of principal of Term Loans.

          (B)   Application:
                -----------

          (a) All repayments of Term Loans shall be applied to reduce the then remaining Scheduled Repayments pro rata based on the then remaining Scheduled
                               --- ----
Repayments.



          (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided, that (i) Euro dollar Loans made pursuant to a specific Facility may be
--------
designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans;
                                                    --- ----
provided, that no repayment pursuant to Section 4.02(A)(a) shall be applied to
--------
any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such

Non-Defaulting Bank's RL Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
pro vided herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder
                ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the pre ceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United
States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and can not deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          SECTION 5.  Conditions Precedent.  The obligation of each Bank to make
                      --------------------
each Loan to the Borrower hereunder, and the obligation of any Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Initial
                -----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each Bank the appropriate Term Note and Revolving Note, if any, and to BTCo the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          5.02  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          5.03  Officer's Certificate.  On the Initial Borrowing Date, the Agent
                ---------------------
shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.07, 5.08, 5.09 and 5.10 have been satisfied as of such date.

          5.04  Opinions of Counsel.  On the Initial Borrowing Date, the Agent
                -------------------
shall have received opinions, addressed to the Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Kirkland & Ellis, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D and such other matters incident to the trans actions contemplated herein as the Agent may reasonably request and (ii) local counsel and other counsel to the Credit Parties and/or the Agent reasonably satisfactory to the Agent, (including, without limitation, McConnell Valdes, as special Puerto Rico counsel to Wesley-Jessen (Puerto Rico)), which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent.

          5.05  Corporate Proceedings.  (a)  On the Initial Borrowing Date, the
                ---------------------
Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Agent.

          (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          5.06  Adverse Change, etc.  On or prior to the Initial Borrowing Date,
                --------------------
nothing shall have occurred since September 28, 1996 (and neither the Banks nor the Agent shall have become aware of any facts or conditions not previously known) which the Required Banks or the Agent shall determine (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or
(b) has, or could reasonably be expected to have, a Material Adverse Effect.

          5.07  Litigation.  On the Initial Borrowing Date, there shall be no
                ----------
actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or the Transaction (b) which the Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agent here under or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

          5.08  Approvals.  On or prior to the Initial Borrowing Date, all
                ---------
necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pend ing or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans.

          5.09  Consummation of the Transaction.  On the Initial Borrowing Date,
                -------------------------------
(a) Holdings shall have received gross cash proceeds of at least $36,000,000 in connection with the registered initial public offering (the "IPO") by Holdings of Holdings Common Stock, (b) Holdings shall have used the net cash proceeds received from the IPO to make a cash common equity contribution to the Borrower, and (c) the Agent shall have received (i) true and correct copies of the IPO Documents and (ii) evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.09 have been satisfied on such date.

          5.10  Existing Credit Agreement.  (a)  On the Initial Borrowing Date,
                -------------------------
the commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been paid in full, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as Existing Letters of Credit, and all other amounts then owing pursuant to the Existing Credit Agreement shall have been repaid in full, and the Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.10(a) have been satisfied at such time.

          (b) On the Initial Borrowing Date, all security interests and Liens created under the Existing Credit Agreement and the related security documents on the capital stock of, and assets (including intercompany notes) owned by, Holdings and its Subsidiaries shall have been terminated and released, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent.

          5.11  Security Documents.  (a)  On the Initial Borrowing Date,
                ------------------
Holdings, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement and such other documents shall be in full force and effect.

          (b) On the Initial Borrowing Date, Holdings, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (A)   executed copies of Financing Statements (Form UCC-1 and/or UCC-
     3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Acquired Business, Holdings, the Borrower or any of their respective Domestic Subsidiaries or a division or operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing Permitted Liens);

          (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          5.12  Subsidiary Guaranty.  On the Initial Borrowing Date, each
                -------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

          5.13  Mortgages; Title Insurance; Surveys, etc.  (a)  On the Initial
                -----------------------------------------
Borrow ing Date, the Collateral Agent shall have received fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accor-dance with the terms hereof and thereof, each a "Mortgage" and, collectively, the "Mort gages") covering all the Mortgaged Properties located in the United States, and arrange ments reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded within two Business Days after the Initial Borrowing Date in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors.

          (b) On the Initial Borrowing Date, (i) the Collateral Agent shall have received certified copies of fully executed counterparts of one or more chattel mortgages covering the personal property of the Borrower and its Subsidiaries located in Puerto Rico, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that certified copies of counterparts of such chattel mortgages shall be presented for recording on the Initial Borrowing Date or within ten days thereof in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each such personal property and (ii) the Borrower and/or its relevant Subsidiary, as the case may be, shall have executed a pledge agreement (the "Puerto Rico Pledge Agreement") and each of the Borrower and such Subsidiary shall have delivered to the Collateral Agent the Mortgage Notes (as defined in the Puerto Rico Pledge Agreement) in respect of such chattel mortgages.

          (c) On the Initial Borrowing Date, the Collateral Agent shall have received mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. Such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (i) shall include an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that the Collateral Agent in its discretion may reasonably request (to the extent available in the respective jurisdiction of each Mortgaged Property), (ii) shall not include an exception for mechanics' liens and (iii) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may reasonably request.

          (d) On the Initial Borrowing Date, the Collateral Agent shall have received either (x) an officer's certificate of the Borrower or the respective Subsidiary Guarantor with respect to each Mortgaged Property owned by such Credit Party certifying that there has been no material alterations or improvements to such Mortgaged Property since the Original Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Collateral Agent or (y) in the case of any Mortgaged Property for which the foregoing certification cannot be made, an updated survey for such Mortgaged Property, in form and substance reasonably satisfactory to the Collateral Agent, certified by a licensed professional surveyor reasonably satisfactory to the Collateral Agent. The Collateral Agent shall also have received such estoppel letters, landlord waiver letters, non-disturbance letters and similar assurances as may have been requested by the Collateral Agent, which letters shall be in form and substance reasonably satisfactory to the Collateral Agent.

          5.14  Plans; Collective Bargaining Agreements; Existing Indebtedness
                --------------------------------------------------------------
Agreements; Shareholders' Agreements; Management Agreements; Employment
-----------------------------------------------------------------------
Agreements; Tax Allocation Agreements; Material Contracts.  On or prior to the
---------------------------------------------------------
Initial Borrowing Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of Holdings or its Subsidiaries, of:

          (a) any Plans that are to be assumed by Holdings or any of its Subsidiaries after giving effect to the consummation of the Transaction and for each such Plan (i) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (ii) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (i) either in the possession of Holdings, any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

          (b) any collective bargaining agreements or any other similar agreement or arrangement covering the employees of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Collective Bargaining Agreements");

          (c) all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

          (d) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by shareholders relating to any such entity with respect to their capital stock, in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

          (e) any material agreements (or the forms thereof) with members of, or with respect to, the management of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Management Agreements");

          (f) any employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

          (g) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements"); and

          (h) all material contracts and licenses of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Material Contracts");

all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Tax Allo cation Agreements and Material Contracts shall be in form and substance reasonably satisfactory to the Agent and shall be in full force and effect on the Initial Borrowing Date; provided, however, that only those
                                          --------  -------
Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Tax Allocation Agreements and Material Contracts which were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date, shall be required to be delivered pursuant to this Section 5.14.

           5.15  Solvency Certificate; Evidence of Insurance. On the Initial
                 --------------------------------------------
Borrowing Date, the Agent shall have received:

          (a) a Certificate from the Chief Financial Officer of Holdings, in the form of Exhibit K, addressed to the Agent and each of the Banks and dated the Initial Borrowing Date and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due; and

          (b)  evidence of insurance complying with the requirements of Section
     7.03 for the business and properties of Holdings and its Subsidiaries (including, without limitation, the Acquired Business), in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

          5.16  Pro Forma Balance Sheets.  On or prior the Initial Borrowing
                ------------------------
Date, there shall have been delivered to the Agent, an unaudited pro forma
                                                                 --- -----
consolidated balance
sheet of Holdings and its Subsidiaries after giving effect to the Transaction and prepared in accordance with GAAP, together with a related funds flow statement, which pro forma balance sheets and funds flow statement shall be
                 --- -----
reasonably satisfactory in form and substance to the Agent and the Required
Banks.

          5.17  Projections.  On or prior to the Initial Borrowing Date, the
                -----------
Banks shall have received the financial projections (the "Projections") set forth on Annex V hereto, which include the projected results of Holdings and its Subsidiaries for the five fiscal years ended after the Initial Borrowing Date.

          5.18  Existing Indebtedness.  On the Initial Borrowing Date and after
                ---------------------
giving effect to the Transaction and the Loans incurred on the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for Indebtedness permitted under
Section 8.04. On and as of the Initial Borrowing Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions reasonably satisfactory to the Agent and the Required Banks). On and as of the Initial Borrowing Date, the Agent and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Existing Indebtedness.

          5.19  Payment of Fees.  On the Initial Borrowing Date, all costs, fees
                ---------------
and expenses, and all other compensation contemplated by this Agreement, due to the Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

          5.20  Notice of Borrowing; Letter of Credit Request.  The Agent shall
                ---------------------------------------------
have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans, and the Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

          The acceptance of the benefits of each Credit Event shall constitute a repre sentation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless other wise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent and the Required Banks.

          SECTION 6.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements with the Banks in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which all representations and warranties shall be true and correct in all material respects as of such earlier date):

          6.01  Corporate Status.  Holdings and each of its Subsidiaries (i) is
                ----------------
a duly organized and validly existing corporation in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          6.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) except as set forth on Annex XVIII, will conflict or be in consistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

          6.04  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the knowledge of Holdings or any of its Subsidiaries, threatened, with respect to Holdings or any of its Subsidiaries (i) that could reasonably be expected to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respec tive obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          6.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Term Loans shall be utilized to finance the Transaction and to pay fees and expenses incurred in connection therewith.

          (b) The proceeds of Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries; provided that proceeds of Revolving Loans and Swingline
                      --------
Loans in an aggregate amount not to exceed $12,500,000 may be used to finance the Transaction.

          (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.06  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          6.07  Investment Company Act.  Neither Holdings nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08  Public Utility Holding Company Act.  Neither Holdings nor any of
                ----------------------------------
its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding com pany," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood that the representation and warranty made in this Section 6.09 with respect to the information contained in the IPO Documents is only being made on and as of the Initial Borrowing Date.

          6.10  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Initial Borrowing Date, on a pro forma basis after giving effect to the
                                 --- -----
Transaction and to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans), and Liens created, and to be created, by each Credit Party in connection therewith, with respect to each of Holdings and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand-alone basis) (x) the sum of the assets, at a fair valuation, of each of Holdings and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand-alone basis) will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The consolidated balance sheet of Holdings and its Subsidiaries at September 28, 1996 and the related statements of operations and cash flows and changes in shareholders' equity of Holdings and its Subsidiaries for the approximately nine-month period ended as of said date, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the consolidated financial position of Borrower and its Subsidiaries at the date of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP con sistently applied except to the extent provided in the notes to said financial statements.

          (c) Except as set forth on Annex XVII, the statements of financial condition of the Acquired Business at March 31, 1996 and the related statements of income and cash flows of the Acquired Business for the fiscal years ended as of said dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the consolidated financial position of the Acquired Business at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

          (d) Since September 28, 1996, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (e) Except as fully reflected in the financial statements described in Section 6.10(b) and (c) and the Indebtedness incurred under this Agreement,
(i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither Holdings nor the Borrower know of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, in the case of clause (i) or (ii) either individually or in the aggregate, is or would be reasonably likely to have, a Material Adverse Effect.

          (f) The Projections are based on good faith estimates and assumptions made by the management of Holdings, and on the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material. There is no fact known to Holdings or any of its Subsidiaries which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          6.11  Security Interests.  On and after the Initial Borrowing Date,
                ------------------
each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral, the Mortgaged Properties and the collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5.10(b) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11, 7.14 and 8.14.

          6.12  Subsidiary Name Changes.  The corporate names of each of the
                -----------------------
Subsidiaries set forth on Annex X have been changed to the respective new corporate names appearing opposite such Subsidiaries on Annex X.

          6.13  Transaction.  At the time of consummation thereof, the
                -----------
Transaction shall have been consummated in all material respects in accordance with the terms of the Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or con summate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the performance by Holdings and its Subsidiaries of their obligations under the Documents and all applicable laws.

          6.14  Special Purpose Corporation.  Holdings has no significant assets
                ---------------------------
(other than the capital stock of the Borrower, immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 8.01(b) and Borrower Subordinated Notes) or liabilities (other than under this Agreement and the other Credit Documents, those liabilities under the other Documents, the Seller Subordinated Note, those liabilities permitted to be incurred by Holdings pursuant to Section 8.01(b)) and, as and when issued from time to time in accordance with the terms of this Agreement, Permitted Holdings PIK Securities and Shareholder Subordinated Notes).

          6.15  Compliance with ERISA.  (a)  Each Plan is in substantial
                ---------------------
compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; all contri butions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of Holdings or any of its Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee wel fare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of the Borrower on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, and for each Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued.

          6.16  Capitalization.  (a)  On the Initial Borrowing Date after giving
                --------------
effect to the Transaction, the authorized capital stock of (i) Holdings shall consist of 50,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"), of which 16,776,028 shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Except as set forth on Annex XI hereto, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement pro viding for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $.01 par value per share, all of which shares shall be issued and outstanding and owned by Holdings. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          6.17  Subsidiaries.  On and as of the Initial Borrowing Date and after
                ------------
giving effect to the consummation of the Transaction, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries, and the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex VI. Annex VI correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of Holdings in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          6.18  Intellectual Property.  Except as set forth on Annex XIV,
                ---------------------
Holdings and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of Holdings and each of its Subsidiaries as presently conducted.

          6.19  Compliance with Statutes, etc.  Holdings and each of its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of Holdings or any of its Subsidiaries), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

          6.20  Environmental Matters.  (a)  Holdings and each of its
                ---------------------
Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower, past or threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Holdings or any of its Subsidiaries or, to the best knowledge of

Holdings and the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 6.20, the repre sentations made in this Section 6.20 shall only be untrue if the aggregate effect of all restrictions, failures, noncompliance, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

          6.21  Properties.  All Real Property owned or leased by Holdings or
                ----------
any of its Domestic Subsidiaries as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex IV. Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex IV or in the financial statements referred to in Section 6.10(b) or
(c), free and clear of all Liens, other than Permitted Liens.

          6.22  Labor Relations.  Neither Holdings nor any of its Subsidiaries
                ---------------
is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          6.23  Tax Returns and Payments.  All Federal, material state and other
                ------------------------
material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Acquired Business and of Holdings and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Acquired Business and of Holdings and its Subsidiaries, as the case may be, for the periods covered thereby. Holdings and each of its Subsidiaries have paid all taxes payable by them other than taxes which are not yet due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(b) and (c), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings and the Borrower, threatened by any authority regarding any taxes relating to the Acquired Business or to Holdings or any of its Subsidiaries. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither Holdings nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

          6.24  Existing Indebtedness.  Annex VIII sets forth a true and
                ---------------------
complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          SECTION 7.  Affirmative Covenants.  Holdings and the Borrower hereby
                      ---------------------
covenant and agree that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the respective Letter of Credit Issuer in its sole absolute discretion) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

          7.01  Information Covenants.  Holdings will furnish to each Bank:
                ---------------------


          (a)   Monthly Reports.  Within 30 days after the end of each fiscal
                ---------------
month of Holdings (or 45 days in the case of monthly reports for periods ending on or prior to the last day of February, 1998), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, setting forth comparable budgeted figures for such fiscal month and, commencing with the first fiscal month to end after the first anniversary of the Initial Borrowing Date, setting forth comparative figures for the corresponding month in the prior fiscal year, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnote disclosure.


          (b)   Quarterly Financial Statements.  Within 45 days after the close
                ------------------------------
of each quarterly accounting period in each fiscal year of Holdings commencing with the quarterly accounting period ending on March 31, 1997, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnote disclosure.



          (c)   Annual Financial Statements.  Within 90 days after the close of
                ---------------------------
each fiscal year of Holdings (or 90 days after the Effective Date in the case of the fiscal year ended December 31, 1996), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth comparative budgeted figures for such fiscal year and, commencing with the fiscal year ending December 31, 1998, setting forth comparative consolidated figures for the preceding fiscal year, and, in the case of all such financial statements (but excluding such comparative budgeted figures), certified by Price Waterhouse LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or

Event of Default relates to financial and accounting matters or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.



          (d)   Budgets, etc.  Not more than 60 days after the commencement of
                -------------
each fiscal year of the Borrower, budgets of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.



          (e)   Officer's Certificates.  At the time of the delivery of the
                ----------------------
financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.04(d), 8.04(h), 8.05 and 8.08 through and including 8.11, as at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements provided for in Section 7.01(c), a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year. Further, at the time that Holdings either contributes or loans any cash to the Borrower the proceeds of which are not required to be used to repay Term Loans as provided in clause (i) of the final proviso to
Section 4.02(A)(d), a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth the intended use by the Borrower or its Subsidiaries of such proceeds.



          (f)   Notice of Default or Litigation.  Promptly, and in any event
                -------------------------------
within five Business Days (or 10 Business Days in the case of clause (y) below) after any Senior Officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and shall state that such notice is a "notice of default" and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.


          (g)   Auditors' Reports.  Promptly upon receipt thereof, a copy of
                -----------------
each report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries.


          (h)   Environmental Matters. Promptly after obtaining knowledge of any
                ---------------------
of the following, written notice of:



          (i) any pending or threatened material Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;



          (ii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that (x) results in material noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;



          (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and



          (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries where Holdings or any of its Subsidiaries is or is reasonably expected to be responsible for the cost of such action or where the taking of such action could reasonably be expected to materially interfere with the operations of Holdings or any of its Subsidiaries at such Real Property.



          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the Borrower's response thereto. In addition, Holdings agrees to provide the Banks with copies of all material written communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above, as may reasonably be requested by the Agent or the Required Banks.



          (i)   Other Information. Promptly upon transmission thereof, copies of
                -----------------
any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall generally send to analysts or the holders of their capital stock in their capacity as holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of any Bank may reasonably request from time to time.


          7.02  Books, Records and Inspections.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of Holdings or the Borrower, (x) officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or any Bank may desire and (y) the Agent, at the request of the Required Banks, to conduct, at Holdings' and the Borrower's expense, an audit of the accounts receivable and/or inventories of the Borrower and its Subsidiaries at such times (but no more frequently than once a year unless an Event of Default has occurred and is continuing) as the Required Banks shall reasonably require.


          7.03  Insurance.  Holdings will, and will cause each of its
                ---------
Subsidiaries to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex VII is not being maintained by Holdings and its Subsidiaries, Holdings will notify the Banks in writing thereof and, if thereafter notified by the Agent to do so, Holdings will obtain insurance at such levels to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are acceptable to the Agent.
Holdings will furnish to the Agent on the Initial Borrowing Date and on each date as the Agent or the Required Banks may reasonably request, a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.


          7.04  Payment of Taxes.  Holdings will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 8.03(a) or charge upon any properties of Holdings or any of its Subsidiaries; provided, that neither Holdings nor any of its Subsidiaries shall
              --------
be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05  Corporate Franchises.  Holdings will do, and will cause each of
                --------------------
its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction
                                         --------  -------
permitted by Section 8.02 will not constitute a breach of this Section 7.05.


          7.06  Compliance with Statutes, etc.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than such non-compliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.



          7.07  Compliance with Environmental Laws.  (a)  Holdings will pay, and
                ----------------------------------
will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by Holdings or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each of Holdings and the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not be reasonably expected to have a Material Adverse Effect; provided, that neither Holdings nor any of its
                         --------
Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.



          7.08  ERISA.  As soon as possible and, in any event, within 10 days
                -----
after Holdings or any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to Holdings or any Subsidiary of Holdings, Holdings will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth details as to such occurrence and the action, if any, which Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of
ERISA; or that Holdings or any Subsidiary of Holdings has or may incur any liability under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Bank, Holdings will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition, at the request of any Bank, copies of annual reports and any notices received by Holdings or any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to such Bank no later than 10 days after the date of any such request.


          7.09  Good Repair.  Holdings will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.


          7.10  End of Fiscal Years; Fiscal Quarters.  Holdings will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year, provided that the fiscal year of Wesley-Jessen (Puerto Rico) shall end on November 30 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates which are consistent with a fiscal year ending on December

31, provided that the fiscal quarters of Wesley-Jessen (Puerto Rico) shall end on dates which are consistent with a fiscal year ending on November 30.



          7.11  Additional Security; Further Assurances.  (a)  Holdings will,
                ---------------------------------------
and will cause each of its Domestic Subsidiaries (and to the extent that Section
7.14 is operative, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and properties of Holdings and its Subsidiaries as are not covered by the Security Documents, and as may be requested from time to time by the Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.



          (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 7.11 has been complied with.


          (c) If the Agent or the Required Banks determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, the Borrower shall provide to the Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance satisfactory to the Agent.


          (d) Holdings and the Borrower agree that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 7.11; provided that in no
                                                         --------
event shall Holdings or the Borrower be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

          7.12  Register.  The Borrower hereby designates the Agent to serve as
                --------
the Borrower's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 7.12.


          7.13  Maintenance of Corporate Separateness.  Holdings will, and will
                -------------------------------------
cause each of its Subsidiaries to, satisfy customary corporate formalities, including the maintenance of corporate records. Neither the Borrower nor any Subsidiary of the Borrower shall make any payment to a creditor of Holdings (other than a Guaranteed Creditor pursuant to any Credit Document or an Interest Rate Protection Agreement or Other Hedging Agreement entered into with any such Guaranteed Creditor) in respect of any liability of Holdings, and no bank account of Holdings shall be commingled with any bank account of the Borrower or any Subsidiary of the Borrower. Any financial statements distributed to any creditors of Holdings shall, to the extent permitted by GAAP, clearly establish the corporate separateness of Holdings from the Borrower and each of the Borrower's Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings on the one hand and of the Borrower or any Subsidiary of the Borrower on the other hand being ignored, or in the assets and liabilities of the Borrower or any Subsidiary of the Borrower being substantively consolidated with those of Holdings in a bankruptcy, reorganization or other insolvency proceeding.


          7.14  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agent and the Required Banks does not within 30 days after a request from the Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agent and the Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other material adverse federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiary Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.14 to be in form and substance reasonably satisfactory to the Agent and the Required Banks.


          7.15  Contributions; Payments.  (a)  Holdings will contribute as an
                -----------------------
equity contribution to the capital of the Borrower upon its receipt thereof, any cash proceeds (net of reasonable costs associated with such sale or issuance) received by Holdings from any sale or issuance of its preferred or common equity (including, without limitation, the proceeds of the IPO) or any cash capital contributions received by Holdings, provided that to the extent permitted by
                                    --------
Section 8.05(s), Holdings may lend proceeds of Permitted Equity Proceeds to the Borrower.

          (b) The Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above toward the repayment of Term Loans to the extent required by Section 4.02.



          7.16  Interest Rate Protection.  The Borrower shall, or prior to the
                ------------------------
Effective Date, enter into, and thereafter maintain, Interest Rate Protection Agreements, satisfactory to the Agent, with a term of at least thirty months, establishing a fixed or maximum interest rate acceptable to the Agent in respect of at least $35,000,000 of the outstanding Term Loans.



          SECTION 8.  Negative Covenants.  Holdings and the Borrower hereby
                      ------------------
covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the respective Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:


          8.01  Changes in Business.  (a)  Holdings and its Subsidiaries will
                -------------------
not engage in any business other than the business engaged in by Holdings and its Subsidiaries (including, without limitation, the Acquired Business) as of the Effective Date and activities directly related thereto, and similar or related businesses.


          (b) Notwithstanding the foregoing, Holdings will engage in no business other than (i) its ownership of the capital stock of the Borrower, those obligations of officers and employees of Holdings and its Subsidiaries to the extent permitted by Section 8.05(e) and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party and Borrower Subordinated Notes, (ii) the issuance of Permitted Holdings PIK Securities, the Seller Subordinated Note, shares of Holdings Common Stock and options and warrants to purchase Holdings Common Stock, and (iii) activities associated with expenses paid with dividends made by the Borrower pursuant to
Section 8.06(iii). Notwithstanding the foregoing, Holdings may engage in those activities that are incidental to (a) the maintenance of its corporate existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities and (c) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.


          8.02  Consolidation, Merger, Sale or Purchase of Assets, etc.
                -------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business through distribution arrangements, vendor financial service programs or otherwise), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:


          (a) the Borrower and its Subsidiaries may lease as lessee or lessor or license as licensee or licensor real or personal property in the ordinary course of business and otherwise in compliance with this Agreement, so long as any such lease or license by the Borrower or any of its Subsidiaries in its capacity as lessor or licensor, as the case may be, does not prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Mortgages in the real property covered by such lease or pursuant to the Security Agreement in the personal property covered by such lease or license, as the case may be;


          (b) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.08;


          (c)   the advances, investments and loans permitted pursuant to
     Section 8.05;


          (d) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;


          (e) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of the Borrower and its Subsidiaries, the functional equivalent of the item of equipment so sold or exchanged;


          (f) the Borrower and its Subsidiaries may, in the ordinary course of business, license as licensee or licensor patents, trademarks, copyrights and know-how to or from third Persons and to one another so long as any such license by the Borrower or any of its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;


          (g) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign

     Subsidiary so long as (i) such Wholly-Owned Foreign Subsidiary is the surviving corporation of any such merger, dissolution or liquidation and
     (ii) in each case at least 65% of the total combined voting power of all classes of capital stock of all first-tier Foreign Subsidiaries are pledged pursuant to the Pledge Agreement;


          (h) the assets of any Foreign Subsidiary may be transferred to the Borrower or any of its Wholly-Owned Domestic Subsidiaries, and any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, the Borrower or any of its Wholly-Owned Domestic Subsidiaries so long as the Borrower or such Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;



          (i) the Borrower or any of its Wholly-Owned Domestic Subsidiaries may transfer to one or more Wholly-Owned Foreign Subsidiaries those assets theretofore transferred to the Borrower or such Wholly-Owned Domestic Subsidiary by a Foreign Subsidiary (whether by merger, liquidation, dissolution or otherwise) pursuant to clause (h) of this Section 8.02;


          (j) the Borrower and its Subsidiaries may sell or otherwise transfer inventory to their respective Subsidiaries for resale by such Subsidiaries, and Subsidiaries of the Borrower may sell or otherwise transfer inventory to the Borrower for resale by the Borrower so long as the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Agreement in the inventory so transferred (or the proceeds thereof, in the case of a transfer to a Foreign Subsidiary) shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);


          (k) the Borrower may contribute cash to one or more Wholly-Owned Domestic Subsidiaries formed after the Initial Borrowing Date in accordance with Section 8.14, so long as the aggregate amount of such cash so contributed to all such Domestic Subsidiaries does not exceed $2,000,000;


          (l) the Borrower and its Domestic Subsidiaries may transfer assets (other than inventory) to Wholly-Owned Foreign Subsidiaries so long as the aggregate fair market value of all such assets so transferred (determined in good faith by the Board of Directors or senior management of the Borrower) to all such Foreign Subsidiaries does not exceed $10,000,000;


          (m) assets of the Borrower and its Domestic Subsidiaries (other than any Domestic Subsidiary owning assets or having operations in Puerto Rico) constituting non-U.S. operations may be transferred to Wholly-Owned Foreign Subsidiaries of the Borrower;

          (n)   each of the Borrower and its Subsidiaries may sell assets,

     provided that (x) the aggregate sale of proceeds from all assets subject to
     --------
     such sales pursuant to this clause (n) shall not exceed $5,000,000 in any fiscal year of the Borrower, (y) any such asset sale is for at least 80% in cash and at fair market value (as determined in good faith by the Board of Directors or senior management of the Borrower) and (z) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested to the extent permitted by Section 4.02(A)(c);


          (o)   each of the Borrower and its Subsidiaries may sell other assets,

     provided that the aggregate sale proceeds from all assets subject to such
     --------
     sales pursuant to this clause (o) shall not exceed $500,000 in any fiscal year of the Borrower;



          (p) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (p), a "Permitted Acquisition"), provided, that (i) such Person (or
                                             --------
     the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the businesses permitted pursuant to Section 8.01(a), (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Borrower or (B) such Person is merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower (with the Borrower or such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.14 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section
     8.03 or 8.04, as the case may be, (iv) the only consideration paid in connection with such Permitted Acquisition consists of cash, Holdings Common Stock (valued based on the then current trading price for such Holdings Common Stock) and/or Permitted Holdings PIK Securities (valued at the aggregate liquidation preference thereof in the case of preferred stock and the aggregate face amount thereof in the case of indebtedness), and (v)
     (x) any such Permitted Acquisition (or series of related Permitted Acquisitions) involving an expenditure (with the consideration valued as set forth in clause (iv) above) in excess of $20,000,000 and less than or equal to $30,000,000 shall not be consummated without the prior written consent of the Required Banks unless the Pro Forma Leverage Ratio on the date of such acquisition is less than 2.50:1.00 and (y) any such Permitted Acquisition (or series of related Permitted Acquisitions) involving an expenditure (with the consideration valued as set forth in clause (iv) above) in excess of $30,000,000 shall not be consummated without the prior written consent of the Required Banks;



          (q) any Domestic Subsidiary of the Borrower may transfer assets (other than accounts receivable and inventory) to the Borrower or to any other Wholly-

     Owned Domestic Subsidiary of the Borrower so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);


          (r) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower so long as
     (i) the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Wholly-Owned Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger);


          (s) any Domestic Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any other Wholly-Owned Domestic Subsidiary of the Borrower so long as (i) such Wholly-Owned Domestic Subsidiary of the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);


          (t) the Borrower and its Subsidiaries may effect the Designated Real Property Sale, provided that the Designated Real Property Sale is for at
                    --------
     least 80% in cash and at fair market value (as determined in good faith by the Board of Directors or senior management of the Borrower);


          (u) the Borrower and its Subsidiaries may effect any West Coast Asset Sale, provided that (x) any such West Coast Asset Sale is for at
                 --------
     least 80% in cash and at fair market value (as determined in good faith by the Board of Directors or senior management of the Borrower) and (y) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested to the extent permitted by Section 4.02(A)(c);


          (v) the Borrower and its Subsidiaries may, in the ordinary course of business, sell, transfer or otherwise dispose of assets (including, without limitation, patents, trademarks, copyrights and know-how) which, in the reasonable judgment of the Borrower or such Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of its business;



          (w) (I) the Borrower and/or its Subsidiaries may enter into factoring arrangements with respect to accounts receivable arising in Japan in connection with business activities therein, (II) the Borrower and its Domestic Subsidiaries may sell or otherwise transfer accounts receivable between or among themselves in the ordinary course of business, and (III) Foreign Subsidiaries may sell or otherwise transfer accounts receivable between or among themselves in the ordinary course of business;


          (x) the Permitted Sale-Leaseback Transaction shall be permitted so long as (I) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested to the extent permitted by Section 4.02(A)(c) and (II) the lease obligations created thereby are otherwise permitted under this Agreement; and



          (y) the Borrower and its subsidiaries may transfer or divest of the Natural Touch brand name and the assets related thereto, it being understood that such transferor divestiture shall not be subject to the provisions set forth in clause (y) of Section 8.02(n);



          (z) the Borrower and its Subsidiaries may sell those assets listed on Annex XV, provided that (x) any such asset sale is for at least 80% in
                  --------
     cash and at fair market value (as determined in good faith by the Board of Directors or senior management of the Borrower) and (y) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested to the extent permitted by Section 4.02(A)(c); and


          (aa)  the Acquisition.


To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or disposed of as permitted by this Section 8.02 (and such Collateral is permitted to be released from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.


          8.03  Liens.  Holdings will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;


          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;


          (c) Liens created by or pursuant to this Agreement and the Security Documents;


          (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex IX, without giving effect to any extensions or renewals thereof;


          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;


          (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;


          (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;


          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;


          (j) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement;


          (k)   Permitted Encumbrances;


          (l) Liens arising pursuant to purchase money mortgages, Capital Leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided that (i) any such Liens attach only to the assets so purchased,
     --------
     (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(d);


          (m) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 8.04(j), and (ii) such Liens are not incurred in contemplation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;


          (n) Liens securing Indebtedness permitted pursuant to, and subject to the limitations set forth in, clause (x) of Section 8.04(h), so long as any such Lien attaches only to the assets of the respective Foreign Subsidiary which is the obligor under such Indebtedness;


          (o) Liens upon or with respect to inventory arising pursuant to agreements to repurchase such inventory, provided that any such Liens
                                              --------
     attach only to the subject inventory and are created in the ordinary course of business; and


          (p) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

          8.04  Indebtedness.  Holdings will not, and will not permit any of its
                ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Annex VIII, without giving effect to any subsequent extension, renewal or refinancing thereof, except as permitted by Section 8.05(t);



          (c) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations;



          (d) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens, provided,
                                                                     --------
     that (x) all such Capitalized Lease Obligations are permitted under Section
     8.08 and (y) the sum of (i) the aggregate Capitalized Lease Obligations plus (ii) the aggregate principal amount of such purchase money Indebtedness outstanding at any time (A) during the period (taken as one accounting period) from the Effective Date and ending on December 31, 1997, shall not exceed $5,000,000, and (B) during any fiscal year of the Borrower thereafter shall not exceed the amount set forth opposite such fiscal year as set forth below:



               Fiscal Year Ending             Amount
               ------------------             ------

               December 31, 1998              $6,000,000
               December 31, 1999              $7,000,000
               December 31, 2000              $8,000,000
               Thereafter                     $9,000,000


          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.05(g);



          (f)   Indebtedness of Holdings under the Shareholder Subordinated
     Notes;



          (g) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging
                                                        ---- ----
     activities;



          (h) Indebtedness (x) of Foreign Subsidiaries under lines of credit extended by third Persons to any such Foreign Subsidiary the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital purposes, provided that the aggregate principal amount of all such
               --------
     Indebtedness outstanding at any time for all Foreign Subsidiaries shall not exceed $30,000,000 (the "Foreign Subsidiary Working Capital Indebtedness"), and (y) consisting of guaranties or similar credit support by the Borrower or any Foreign Subsidiary of any such Foreign Subsidiary Working Capital Indebtedness (including, without limitation, Letters of Credit issued for the account of the Borrower or any such Foreign Subsidiary in favor of lenders in respect of any such Foreign Subsidiary Working Capital Indebtedness);


          (i) Indebtedness of Foreign Subsidiaries to the Borrower and its Domestic Subsidiaries as a result of any investment made pursuant to
     Section 8.05(o);



          (j) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such
                                              --------
     Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (j), and (iii) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be;


          (k) Indebtedness consisting of guaranties (x) by the Borrower of Indebtedness, leases and other obligations permitted to be incurred by Domestic Wholly-Owned Subsidiaries, (y) by Domestic Subsidiaries of Indebtedness, leases and other obligations permitted to be incurred by the Borrower or other Domestic Wholly-Owned Subsidiaries and (z) by Foreign Subsidiaries of Indebtedness, leases and other obligations permitted to be incurred by other Foreign Wholly-Owned Subsidiaries;


          (l) Indebtedness of the Borrower constituting Borrower Subordinated Loans to the extent permitted by Section 8.05(s);


          (m) Indebtedness of Holdings incurred under Permitted Holdings PIK Securities, provided that the aggregate outstanding principal amount of
                 --------
     Permitted Holding PIK Securities constituting Indebtedness shall not exceed $20,000,000 plus the amount of interest on such Permitted Holdings PIK Securities paid in kind or through accretion;


          (n) Indebtedness consisting of take-or-pay supply agreement entered into by the Borrower and its Subsidiaries in the ordinary course of business;


          (o)   Indebtedness of Holdings incurred under the Seller Subordinated
     Note in an aggregate amount not to exceed $5,000,000 (as reduced by any repayments of principal thereof) plus additional indebtedness of Holdings incurred under the Seller Subordinated Note representing accrued but unpaid interest thereon; provided, however, that no such indebtedness incurred by
                       --------  -------
     Holdings under the Seller

     Subordinated Note shall be guaranteed or supported by the Borrower or any of its Subsidiaries;



          (p) additional Indebtedness of the Borrower and its Domestic Subsidiaries not otherwise permitted hereunder not exceeding $5,000,000, in aggregate principal amount at any time outstanding.



          8.05  Advances, Investments and Loans.  Holdings will not, and will
                -------------------------------
not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents, except:



          (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents;



          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;


          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;


          (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(c) shall be permitted;


          (e) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock so long as no cash is paid by Holdings or any of its Subsidiaries in connection with the acquisition of any such obligations;


          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;



          (g) the Borrower may make intercompany loans and advances to any of its Subsidiaries and any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower (collectively,

     "Intercompany Loans"), provided, that (w) at no time shall the aggregate
                            --------
     outstanding principal amount of Intercompany Loans made pursuant to this clause (g) by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries, when added to the amount of contributions, capitalizations and forgiveness theretofore made pursuant to clause (l), exceed $22,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), provided that, in addition to such $22,000,000, such other
                    --------
     Intercompany Loans may also be made by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries in an amount up to the Excess Proceeds Amount at the time of any such loan, (x) each Intercompany Loan made by a Foreign Subsidiary to the Borrower or a Domestic Subsidiary shall contain the subordination provisions set forth on Exhibit L, (y) each Intercompany Loan shall be evidenced by an Intercompany Note and (z) each such Intercompany Note (other than (1) Intercompany Notes issued by Foreign Subsidiaries to the Borrower or Domestic Subsidiaries and (2) Intercompany Notes held by Foreign Subsidiaries) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;


          (h) loans and advances by the Borrower and its Subsidiaries to employees of Holdings and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $3,000,000 at any time (determined without regard to any write-down or write-offs of such loans and advances) shall be permitted;


          (i) Holdings may make equity contributions to the capital of the Borrower;


          (j)   Foreign Subsidiaries may invest in Foreign Cash Equivalents;


          (k)   Other Hedging Agreements may be entered into in compliance with
     Section 8.04(g);


          (l) the Borrower and its Domestic Subsidiaries may make cash capital contributions to Foreign Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary and outstanding under clause (g) of this Section 8.05, provided that the aggregate amount of such
                                      --------
     contributions, capitalizations and forgiveness made pursuant to this clause
     (l), when added to the aggregate outstanding principal amount of Intercompany Loans made to Foreign Subsidiaries under clause (g) (determined without regard to any write-downs or write-offs thereof) shall not exceed an amount equal to $22,000,000, provided that, in addition to
                                                --------
     such $22,000,000, such contributions, capitalizations and forgiveness may be made at any time in an amount up to the Excess Proceeds Amount at such time;


          (m)   Permitted Acquisitions shall be permitted;

          (n) the Borrower and its Subsidiaries may make investments in their respective Subsidiaries in connection with the transfers of those assets permitted to be transferred pursuant to Sections 8.02(g), (h) and (i), it being understood that the Borrower and its Subsidiaries may convert any investment initially made as an equity investment to intercompany Indebtedness held by the Borrower or such Subsidiary;


          (o) the Borrower and its Domestic Subsidiaries may make and hold invest ments in their respective Foreign Subsidiaries to the extent that such investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Domestic Subsidiary to such Foreign Subsidiaries for resale by such Foreign Subsidiaries (including any such investments resulting from the extension of the payment terms with respect to such sales);


          (p) the Borrower and its Subsidiaries may hold additional investments in their respective Subsidiaries to the extent that such investments reflect an increase in the value of such Subsidiaries;


          (q) the Borrower and its Subsidiaries may capitalize one or more foreign sales corporations created in accordance with Section 8.14 with cash contributions in an aggregate amount not to exceed $200,000 for all such foreign sales corporations;


          (r) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Section 8.02(h), (i),
     (j), (k), (l), (m) and (q);


          (s) Holdings may make intercompany loans to the Borrower on a subordinated basis (collectively, "Borrower Subordinated Loans") so long as
     (x) all such Borrower Subordinated Loans are evidenced by a Borrower Subordinated Note and (y) the proceeds used by Holdings to make such Borrower Subordinated Loans come from the Permitted Equity Proceeds;


          (t) advances, loans and investments in existence on the Initial Borrowing Date and listed on Annex XII shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Initial Borrowing Date), provided that those loans outstanding to Subsidiaries on
                      --------
     the Initial Borrowing Date may be repaid and reborrowed so long as the aggregate outstanding principal amount of all such loans does not exceed that aggregate principal amount outstanding on the Initial Borrowing Date;

          (u) the Borrower and its Subsidiaries may acquire and hold debt and/or equity securities as partial consideration for a sale of assets pursuant to Section 8.02(n), (o), (t), (u) or (z) to the extent permitted by any such Section;


          (v) the Borrower and/or its Subsidiaries may enter into a joint venture in China and in connection therewith may transfer assets (other than accounts receivable and inventory that is not raw material inventory) to such joint venture, provided, that (A) the aggregate fair market value
                            --------
     of all assets of the Borrower and its Domestic Subsidiaries so transferred (determined in good faith by the Board of Directors or senior management of the Borrower) does not exceed $1,000,000 and (B) the aggregate fair market value of all assets of Foreign Subsidiaries so transferred (determined in good faith by the Board of Directors or senior management of the Borrower) does not exceed $1,000,000;


          (w) Holdings may repurchase shares of the Holdings Common Stock as and to the extent permitted under Section 8.06; and


          (x) in addition to investments permitted by clauses (a) through (w) above, so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make additional loans, advances and investments to or in a Person so long as the amount of any such loan, advance or investment (at the time of the making thereof) does not exceed an amount equal to the sum of (A) $7,500,000 less the aggregate amount of such $7,500,000 previously used to make loans, advances and investments pursuant to this clause (x) to the extent same are then still outstanding (determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments) plus (B) an amount equal to the Excess Proceeds Amount at such time; provided, that (1) any loan, advance or investment
                          --------
     made with the Excess Proceeds Amount shall be in or to a Person of which the Borrower owns (directly or indirectly) at least a majority economic and voting interest (including the interest purchased or to be purchased with the respective investment) and (2) neither the Borrower nor any of its Subsidiaries may make or own any investment in Margin Stock.



          8.06  Dividends, etc.  Holdings will not, and will not permit any of
                ---------------
its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidi ary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the fore going "Dividends"), except that:


             (i)    the Transaction shall be permitted;


             (ii) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;


             (iii) (a) Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock, held by former employees of Holdings or any of its Subsidiaries following the termination of their employ ment, provided that (w) the only consideration paid by
                            --------
     Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $2,000,000 in any fiscal year of Holdings, provided that such amount shall
                                                --------
     be increased by an amount equal to the proceeds received by Holdings after the Effective Date from the sale or issuance of Holdings Common Stock to management of Holdings or any of its Subsidiaries and (y) at the time of any cash payment permitted to be made pursuant to this Section 8.06(iii), no Default or Event of Default shall then exist or result therefrom; and
     (b) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause
     (iii)(a) of this Section 8.06;



             (iv) (a) Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock held by the two individuals holding the offices of Chairman and Chief Financial Officer of the Borrower as of the Effective Date following the death or disability of such individuals, provided that (x) the aggregate amount paid by Holdings in respect of all such redemptions and/or purchases for (I) the individual holding the office of Chairman shall not exceed $10,000,000 and (II) the individual holding the office of Chief Financial Officer does not exceed $2,000,000 and (y) at the time of any payment permitted to be made pursuant to this Section 8.06(iv), no Default or Event of Default shall then exist or result therefrom and (b) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as the cash proceeds thereof are promptly used by Holdings for the purposes described in clause (iv)(a) of this Section 8.06;


             (v) the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to (x) pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, provided
                                                                        --------
     that the aggregate amount of cash Dividends paid pursuant to this clause
     (x) shall not during any fiscal year of the Borrower exceed $1,000,000 or
     (y) pay salaries or other compensation of employees who perform services for Holdings and the Borrower, provided that the aggregate amount of cash Dividends paid pursuant to this clause (y) shall not during any fiscal year of the Borrower exceed $250,000;


          (vi)    the Borrower may pay cash Dividends to Holdings in the
     amounts and at the times of any payment by Holdings in respect of taxes, provided that (x) the amount of cash Dividends paid pursuant to this clause
     --------
     (vi) to enable Holdings to pay federal income taxes at any time shall not exceed the lesser of (A) the amount of such federal income taxes owing by Holdings at such time for the respective period and (B) the amount of such federal income taxes that would be owing by the Borrower and its Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the Borrower and (y) any refunds shall promptly be returned by Holdings to the Borrower;


          (vii) Holdings may pay regularly scheduled Dividends on the Permitted Holdings PIK Securities (to the extent issued as preferred stock) pursuant to the terms thereof solely through the issuance of additional shares of such Permitted Holdings PIK Securities, provided that in lieu of
                                                       --------
     issuing additional shares of such Permitted Holdings PIK Securities as Dividends, Holdings may increase the liquidation preference of the shares of Permitted Holdings PIK Securities in respect of which such Dividends have accrued;



          (viii) so long as no Default or Event of Default exists or would result therefrom, the Borrower may pay a cash Dividend to Holdings the proceeds of which are used to repay the Seller Subordinated Note to the extent permitted under Section 8.12(i); and



          (ix) (a) Holdings may pay cash Dividends in addition to those permitted above in this Section 8.06 in an amount not to exceed $2,000,000 in any fiscal year, plus the Excess Proceeds Amount at the time of the payment of any such Dividend, so long as no Default or Event of Default then exists or would result therefrom, and (b) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as the cash proceeds thereof are promptly used by Holdings for the purpose described in clause (ix)(a) of this Section 8.06.


          8.07  Transactions with Affiliates.  Holdings will not, and will not
                ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the shall in any event be permitted: (i) the Transaction; (ii) Holdings and the Borrower and its Domestic Subsidiaries may make any payments required under the Holdings Tax Allocation Agreement; (iii) the payment of reasonable out-of-pocket expenses incurred by Bain Capital and/or Related Parties in providing services the Borrower; (iv) the payment, on a quarterly basis, of management fees to Bain Capital and/or Related Parties in aggregate amount (for all such Persons taken together) not to exceed $500,000 in any fiscal quarter of the Borrower; and (iv) the payment by the Borrower, in connection with any acquisition, divestiture or financing transaction that is consummated, of a transaction fee to Bain Capital and/or the Bain Affiliates in an aggregate amount (for all such Persons taken together) not to exceed 1% of the aggregate value of any such transaction.


          8.08  Capital Expenditures.  (a)  Holdings will not, and will not
                --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that,
(i) during the period commencing on January 1, 1997 and ending December 31, 1998, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $27,500,000 and (ii) during any fiscal year thereafter the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed $5,000,000.


          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any period (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such period, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year pursuant to Section 8.08(a) and this Section 8.08(b) exceed 125% of the amount permitted to be made in such fiscal year pursuant to Section 8.08(a).


          (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(c).


          (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such insurance proceeds to the extent such insurance pro ceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(g).


          (e) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures at any time in an aggregate amount equal to the Excess Proceeds Amount at such time (which Capital Expenditures will not be included in any determination under the foregoing clause (a)).



          8.09  Minimum Consolidated EBITDA.  The Borrower will not permit
                ---------------------------
Consolidated EBITDA for any Test Period ending on a date set forth below to be less than the amount set forth opposite such date:



                                   Minimum Consolidated
                    Date                EBITDA
                    ----           --------------------
                    6/30/97             6,700,000
                    9/30/97            15,200,000
                    12/31/97           24,300,000
                    3/31/98            33,600,000
                    6/30/98            36,500,000
                    9/30/98            37,500,000
                    12/31/98           38,200,000
                    3/31/99            39,400,000
                    6/30/99            40,600,000
                    9/30/99            41,800,000
                    12/31/99           43,100,000
                    3/31/00            43,600,000
                    6/30/00            44,200,000
                    9/30/00            44,700,000
                    12/31/00           45,300,000
                    3/31/01            45,900,000
                    6/30/01            46,500,000
                    9/30/01            47,100,000
                    12/31/01           47,700,000
                    3/31/02            48,300,000


          8.10  Interest Coverage Ratio.  The Borrower will not permit the
                -----------------------
Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

          Date                            Ratio
          ----                            -----

      6/30/97 to and
      including 12/31/98                4.00:1.00


      3/31/99 to and
      including 12/31/99                4.50:1.00


      All Test Periods thereafter       5.00:1.00


          8.11  Leverage Ratio.  The Borrower will not permit the Leverage Ratio
                --------------
at any time during a period set forth below to be more than the ratio set forth opposite such period:



          Period                         Ratio
          ------                         -----

      6/30/97 to and
      including 12/31/99               4.00:1.00


      Thereafter to
      and including 12/31/00           3.50:1.00


      Thereafter                       3.00:1.00



          8.12  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; Issuance of Capital Stock; etc.  Holdings will not, and will
-------------------------------------------------
not permit any of its Subsidiaries to:


              (i) make (or give any notice in respect of) any payment or prepayment on or redemption or acquisition for value of any Seller Subordinated Note or make any interest payment on any Seller Subordinated Note, provided that, notwithstanding the foregoing, Holdings may repay the
           -------- ----
     Seller Subordinated Note, together with accrued but unpaid interest thereon, so long as no Default or Event of Default then exists or would result therefrom;



              (ii) amend, modify or change, or permit the amendment or modification of, any provision of the Seller Subordinated Note in a manner which would be adverse to the interests of the Banks;

              (iii) amend, modify or change in any way adverse to the interests of the Banks, any Management Agreement, the terms of any Tax Allocation Agreement, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock which would be adverse to the interests of the Banks; or


              (iv) issue any class of capital stock other than (x) in the case of the Borrower and its Subsidiaries, non-redeemable common stock and (y) in the case of Holdings, (1) the issuance of Holdings Common Stock or Permitted Holdings PIK Securities as consideration for a Permitted Acquisition pursuant to Section 8.02(p) and (2) issuances of Holdings Common Stock where, after giving effect to such issuance, no Event of Default will exist under Section 9.10 and to the extent the proceeds thereof are applied in accordance with Sections 4.02(A)(d) and 7.15.



          8.13  Limitation on Certain Restrictions on Subsidiaries.  Holdings
                --------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (b) make loans or advances to Holdings or any of Holdings' Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of Holdings' Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(l) and (m) and (vi) any document or instrument evidencing Foreign Subsidiary Working Capital Indebtedness so long as such encumbrance or restriction only applies to the Foreign Subsidiary incurring such Indebtedness.


          8.14  Limitation on the Creation of Subsidiaries.  Notwithstanding
                ------------------------------------------
anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided that the Borrower and its
                                           --------
Wholly-Owned Subsidiaries shall be permitted to establish or create (x) Subsidiaries as a result of investments made pursuant to Section 8.05 and (y) Wholly-Owned Subsidiaries so long as (i) at least 30 days' prior written notice thereof (or such lesser notice as is acceptable to the Agent) is given to the Agent, (ii) the capital stock of such new Subsidiary is pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral

Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 7.14) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, and
(iv) to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section 7.11. In addition, each new Wholly-Owned Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.



          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each, an "Event of Default"):



          9.01  Payments.  The Borrower shall (i) default in the payment when
                --------
due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or


          9.02  Representations, etc.  Any representation, warranty or statement
                ---------------------
made by Holdings, the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or


          9.03  Covenants.  Any Credit Party shall (a) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in Sections 7.11, 7.13, 7.15 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Banks; or


          9.04  Default Under Other Agreements.  (a)  Holdings or any of its
                ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to per mit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to
         --------
clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $2,500,000 at any one time; or



          9.05  Bankruptcy, etc.  Holdings or any of its Subsidiaries shall
                ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or


          9.06  ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
                -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events will have a Material Adverse Effect; or

          9.07  Security Documents.  (a)  Except in each case to the extent
                ------------------
resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          9.08  Guaranties.  The Guaranties or any provision thereof shall cease
                ----------
to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          9.09  Judgments.  One or more judgments or decrees shall be entered
                ---------
against Holdings or any of its Subsidiaries involving a liability (not paid or not fully covered by insurance) in excess of $2,500,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

           9.10  Ownership.  A Change of Control Event shall have occurred;
                 ---------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an Event of
                                             --------
Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment of each Bank (or the unutilized portion thereof) shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral

Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

          SECTION 10.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquired Business" shall mean the assets and Subsidiaries acquired by the Borrower pursuant to the Acquisition Documents.

          "Acquired Entity or Business" shall have the meaning set forth in the definition of "Consolidated Net Income."

          "Acquisition" shall mean the acquisition by the Borrower of the Acquired Business of the Seller and substantially all the assets of Pilkington Deutschland GmbH, a company registered under the laws of Germany pursuant to, and in accordance with the terms of, the Acquisition Documents.

          "Acquisition Agreements" shall mean (i) the Agreement for Purchase and Sale, dated July 5, 1996, by and between the Borrower and the Seller, as in effect on the Initial Borrowing Date, between the Borrower and the Seller, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof and (ii) each of the agreements listed on Annex XVI hereto.

          "Acquisition Documents" shall mean the Acquisition Agreements, and all other purchase and other agreements, instruments and documents relating to the Acquisition.

          "Additional Security Documents" shall have the meaning provided in
Section 7.11.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.10.

          "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (i) such Bank's Term Loan Commitment at such time, if any, and (ii) such Bank's Revolving Loan Commitment at such time less the sum of (x)
                                                            ----
the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (y) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Applicable Base Rate Margin" shall mean, during any Applicable Period, the respective percentage per annum set forth in clause (A), (B), (C) or
(D) below if, but only if, as of the Test Date with respect to such Applicable Period the condition set forth in clause (A), (B), (C) or (D), as the case may be, below is met:

          (A) .75% if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be 3.5:1.0 or greater;

          (B) .50% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.5:1.0 and the condition set forth in clauses (C) and (D) below are not satisfied;

          (C) .25% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.0:1.0 and the condition set forth in clause (D) below is not satisfied; or

          (D) .0% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.5:1.0.

Notwithstanding anything to the contrary contained above in this definition, (i) except as provided in clause (ii) below, the Applicable Base Rate Margin shall be .25% until the first Start Date to occur after March 31, 1997, and (ii) the Applicable Base Rate Margin shall be .75% at any time when (x) an Event of Default shall exist or (y) financial statements have not been delivered when required pursuant to Section 7.01(b) or (c), as the case may be.

          "Applicable Commitment Fee Percentage" shall mean, during any Applicable Period, the respective percentage per annum set forth in clause (A),
(B), (C), (D) or (E) below if, but only if, as of the Test Date with respect to such Applicable Period the condition set forth in clause (A), (B), (C), (D) or
(E) below, as the case may be, is met:

          (A) .50% if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be 3.5:1.0 or greater;

          (B) .45% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.5:1.0 and none of the conditions set forth in clause (C), (D) or (E) below are satisfied;

          (C) .40% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.0:1.0 and neither of the conditions set forth in clause (D) or (E) below, as the case may be, are satisfied;

          (D) .35% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.5:1.0 and the condition set forth in clause (E) below is not satisfied; or

          (E) .30% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.0:1.0.

Notwithstanding anything to the contrary contained above in this definition, (i) except as provided in clause (iii) below, the Applicable Commitment Fee Percentage shall be .40% until the first Start Date to occur after March 31, 1997, (ii) the Applicable Commitment Fee Percentage shall not be less than .35% until the first Start Date to occur after December 31, 1997 and (iii) the Applicable Commitment Fee Percentage shall be .50% at all times when (x) an Event of Default shall exist or (y) financial statements have not been delivered when required pursuant to Section 7.01(b) or (c), as the case may be.

          "Applicable ECF Percentage" shall mean, initially, 50%, provided, that
                                                                  --------
on and after the date on which the aggregate outstanding principal amount of Term Loans is $40,000,000 or less, the Applicable ECF Percentage shall be 25%.

          "Applicable Eurodollar Margin" shall mean, during any Applicable Period, the respective percentage per annum set forth in clause (A), (B), (C),
(D) or (E) below if, but only if, as of the Test Date with respect to such Applicable Period the condition set forth in clause (A), (B), (C), (D) or (E), as the case may be, below is met:

          (A) 1.75% if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be 3.5:1.0 or greater;

          (B) 1.50% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.5:1.0 and none of the conditions set forth in clause (C), (D) or (E) below, as the case may be, are satisfied;

          (C) 1.25% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.0:1.0 and neither of the conditions set forth in clause (D) or (E) below, as the case may be, are satisfied;

          (D) 1.00% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.5:1.0 and the condition set forth in clause (E) below is not satisfied; or

          (E) .75% if, but only if, as of the Test Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.0:1.0.

Notwithstanding anything to the contrary contained above in this definition, (i) except as provided in clause (iii) below, the Applicable Eurodollar Margin shall be 1.25% until the first Start Date to occur after March 31, 1997, (ii) the Applicable Eurodollar Margin shall not be less than 1.00% until the first Start Date to occur after December 31, 1997 and (iii) the Applicable Eurodollar Margin shall be 1.75% at any time when (x) an Event of Default shall exist or (y) financial statements have not been delivered when required pursuant to Section 7.01(b) or (c), as the case may be.

          "Applicable Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 7.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(b) or (c), as the case may be.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Section 8.02(d), (e), (f), (o), (t), (v), (w) or (y), provided, that
                                                                  --------
the sale of the Natural Touch trademark and the one-time sale of inventory related thereto pursuant to Section 8.02 shall be considered an Asset Sale.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

          "Authorized Officer" shall mean the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller or Secretary or any other senior officer of Holdings or the Borrower designated as such in writing to the Agent by Holdings or the Borrower, in each case to the extent reasonably acceptable to the Agent.

          "Bain Affiliates" shall mean any Affiliate of Bain Capital, provided that for purposes of the definition of "Change of Control Event", the term Bain Affiliate shall not include (x) any portfolio company of either Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of Holdings or any of its Subsidiaries that is not also a partner or stockholder of Bain Capital on the Effective Date.

          "Bain Capital" shall mean Bain Capital, Inc. a Delaware corporation.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of an RL Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) an RL Bank having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(A)(c), 1.01(C) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (y) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower Subordinated Loans" shall have the meaning provided in
Section 8.05(s).

          "Borrower Subordinated Note" shall mean an unsecured junior subordinated note issued by the Borrower (and not guaranteed or supported in any way by any Subsidiary of the Borrower) in the form of Exhibit M, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from
                              --- ----
conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section
                 --------
1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, without duplication, all expenditures by such Person which should be capitalized in accordance with GAAP, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with
GAAP), and the amount of all Capitalized Lease Obligations incurred by such Person.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United
                         --------
States of America is pledged
in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Change of Control Event" shall mean (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than Bain Capital and/or the Bain Affiliates, shall
(A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock or (B) obtained the power (whether or not exercised) to elect a majority of Holdings' directors or (c) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.14(b).

          "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and Revolving Loan Commitment.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of the Borrower and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding (i) deferred income taxes, (ii) the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (iii) short-term borrowings of Foreign Subsidiaries unless the proceeds thereof are used to finance current assets of such Foreign Subsidiaries and (iv) to the extent deducted in determining Consolidated Net Income, reserves for incentive employee bonuses, litigation reserves and delinquent and/or disputed accounts payable.

          "Consolidated Debt" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, provided that
                                                                  --------
for purposes of this definition, (i) the amount of Indebtedness in respect of Interest Rate Protection Agreements shall be at any time the unrealized net loss portion, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (ii) to the extent that any Foreign Subsidiary Working Capital Indebtedness is supported by a Letter of Credit, the amount of such arrangement that shall constitute Consolidated Debt shall be the greater of the outstanding principal amount of such Indebtedness and the stated amount of such Letter of Credit.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before (i) total interest expense (inclusive of amortization of deferred financing fees, premiums on Interest Rate Protection Agreements and any other original issue discount) of the Borrower and its Subsidiaries determined on a consolidated basis, (ii) the write-off of inventory step-up and in-process research and development costs in accordance with purchase accounting, (iii) any non-cash charges deducted in determining Consolidated Net Income for such period and related to the issuance by Holdings of stock, warrants or options to management (or any exercise of any such warrants or options), (iv) provisions for taxes based on income and foreign withholding taxes, (v) giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business, (vi) any non-cash charges related to the write-up of samples in accordance with purchase accounting, (vii) Restructuring Expenditures to the extent deducted in determining Consolidated Net Income for such period, provided that the aggregate
                                                     --------
amount of Restructuring Expenditures added back pursuant to this clause (vii) for all periods shall not exceed $25,250,000 and (viii) giving effect to the write-off of capitalized financing fees relating to the financing incurred to finance the Acquisition.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense that were deducted in determining Consolidated EBIT for such period; provided, that (x) for purposes of the definitions of Applicable
             --------
Base Rate Margin, Applicable Commitment Fee Percentage and Applicable Eurodollar Margin, and for the definition of Leverage Ratio as such definition is used in the foregoing definitions, for the Test Period ending March 31, 1997, Consolidated EBITDA shall be the actual Consolidated EBITDA for such Test Period plus $24,200,000, and (y) for purposes of the definition of Leverage Ratio and Pro Forma Leverage Ratio only, (i) for the Test Period ending June 30, 1997, Consolidated EBITDA shall be the actual Consolidated EBITDA for such Test Period multiplied by 4, (ii) for the Test Period ending September 30, 1997, Consolidated EBITDA shall be the actual Consolidated EBITDA for such Test Period multiplied by 2, and (iii) for the Test Period ending December 31, 1997, Consolidated EBITDA shall be actual Consolidated EBITDA for such Test Period multiplied by 4/3.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of any payments made to obtain any Interest Rate Protection Agreements and deferred financing costs and any interest expense on deferred compensation arrangements to the extent included in total interest expense.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period but excluding any unrealized losses and gains for such period resulting from mark-to-market of Other Hedging Agreements; provided that (x) for purposes of
                                       --------
Section 8.11 and the definitions of Applicable Base Rate Margin, Applicable Commitment Fee Percentage, Applicable ECF Percentage and Applicable Eurodollar Margin there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to
Section 8.02(p) and not subsequently sold or otherwise disposed of by the Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition) and (y) for purposes of calculating Consolidated Net Income for any period, Consolidated Net Income shall be adjusted for factually supportable and identifiable pro forma cost savings for such period determined in accordance with GAAP and concurred in by the Borrower's independent accountants that are directly attributable to the acquisition of an Acquired Entity or Business pursuant to a Permitted Acquisition.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                         --------  -------
the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities (including without limitation indemnities entered into in connection with the IPO Documents) entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, the Guaranties and each Security Document.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Designated Real Property Sale" shall mean a sale by the Borrower and/or any of its Subsidiaries of the Real Property owned by them as of the Initial Borrowing Date and located in San Diego, California.

          "Dividends" shall have the meaning provided in Section 8.06.

          "Documents" shall mean the Credit Documents and the IPO Documents.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, investment company, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employment Agreements" shall have the meaning provided in Section 5.14(f).

          "End Date" shall mean the last day of any Applicable Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to Holdings or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials or health and safety to the extent health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued there-under. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period, (i) the sum of (A) Consolidated Net Income for such period, plus (B) without duplication, the
                                         ----
amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense but excluding any non-cash charges deducted in determining Consolidated Current Liabilities or Consolidated Current Assets) included in determining Consolidated Net Income for such period, plus (C) the decrease, if any, in Working Capital from the first
             ----
day to the last day of such period, plus (D) any cash reimbursement from the
                                    ----
Seller required pursuant to the Acquisition Agreements for purchase price adjustments (other than reimbursements or payments used or to be used by October 2, 1997 to effect the European restructuring or to pay employee liabilities incurred in connection with the Acquisition), minus (ii) the sum of (A) any non-
                                              -----
cash credits (including from sales of assets but excluding reserves excluded from Consolidated Current Liabilities (as described in item (iv) of the definition thereof) in a previous period to the extent such reserves are reversed in the current period) included in determining Consolidated Net Income for such period, (B) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) an amount equal to (1) all Capital Expenditures (excluding Capital Expenditures made pursuant to

Section 8.08(c), (d) or (e)) made during such period that are not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder) plus (or minus, if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (D) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (E) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, (F) the increase, if any, in Working Capital from the first day to the last day of such period, (G) costs incurred by Holdings during such period and paid for with the proceeds of dividends paid by the Borrower pursuant to Section 8.06(iv), to the extent not deducted in determining Consolidated Net Income for such period, (H) any cash payment to the Seller required pursuant to the Acquisition Agreements for purchase price adjustments, (I) any cash Restructuring Expenditures incurred during such period to the extent not deducted in determining Consolidated Net Income for such period, (J) any Restructuring Reserves as at the end of such period, (K) any cash disbursements made during such period against non-current liabilities (such as transition reserves and deferred taxes) to the extent not deducted in determining Consolidated Net Income and (L) the aggregate amount of cash Dividends paid by Holdings or the Borrower pursuant to Section 8.06(ix) (other than cash Dividends, if any, paid with any portion of the Excess Proceeds Amounts.

          "Excess Cash Flow Period" shall mean each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1997.

          "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of the Borrower (beginning with its fiscal year ending on December 31, 1997).

          "Excess Proceeds" shall mean (i) the portion of the net proceeds received by Holdings after the Effective Date from any issuance of Holdings Common Stock (other than Permitted Equity Proceeds and other than proceeds received from the IPO) which is permitted to be retained by Holdings pursuant to
Section 4.02(A)(d), to the extent contributed to the Borrower in accordance with
Section 7.15, (ii) the portion of Excess Cash Flow of the Borrower and its Subsidiaries which is permitted to be retained by the Borrower pursuant to
Section 4.02(A)(f) and (iii) 100% of the Permitted Equity Proceeds received by Holdings from time to time, to the extent contributed or loaned to the Borrower in accordance with Section 4.02(A)(d).

          "Excess Proceeds Amount" shall initially be zero, which amount shall be (A) increased (i) on each Excess Cash Payment Date (commencing with the
       ---------
Excess Cash Payment Date occurring 90 days after the fiscal year ending December 31, 1997) so long as any repayment required pursuant to Section 4.02(A)(f) has been made, by an amount equal to that percentage of Excess Cash Flow of the Borrower and its Subsidiaries which is permitted to be retained pursuant to
Section 4.02(A)(f) of Excess Cash Flow for the immediately preceding Excess Cash Flow Period, (ii) on the date of the receipt by Holdings of the proceeds from any issuance of Holdings Common Stock (other than Permitted Equity Proceeds and other than proceeds received from the IPO), so long as any repayment pursuant to
Section 4.02(A)(d) has been made and Holdings has contributed such proceeds to the Borrower in accordance with Section 7.15, by an amount equal to 50% of the net proceeds from such offering or issuance and (iii) on the date of the receipt by Holdings of any Permitted Equity Proceeds so long as Holdings has contributed or loaned such Permitted Equity Proceeds to the Borrower in accordance with
Section 4.02(A)(d), by an amount equal to 100% of such Permitted Equity Proceeds, and (B) reduced (i) on each Excess Cash Payment Date (commencing with
                  -------
the Excess Cash Payment Date occurring 90 days after the fiscal year ending December 31, 1997) where Excess Cash Flow for the immediately preceding Excess Cash Flow Period is a negative number, by such amount, (ii) at the time any Capital Expenditure is made pursuant to Section 8.08(e), by the amount thereof,
(iii) at the time any investment is made pursuant to Section 8.05(x), by the amount (if any) of Excess Proceeds expended in connection therewith, (iv) at the time when the Borrower or any Domestic Subsidiary makes an Intercompany Loan to a Foreign Subsidiary pursuant to Section 8.05(g), by the amount (if any) of Excess Proceeds expended in connection therewith, (v) at the time when the Borrower or any Domestic Subsidiary makes a contribution to or a capitalization or forgiveness of Indebtedness of any Foreign Subsidiary pursuant to Section 8.05(l), by the amount (if any) of Excess Proceeds expended in connection therewith, and (vi) at the time Holdings pays any Dividend pursuant to Section 8.06(ix), by the amount (if any) of Excess Proceeds expended in connection therewith (it being understood that the Excess Proceeds Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause
(B) above).

          "Existing Credit Agreement" shall mean the Credit Agreement, dated as of October 2, 1996, among Holdings, the Borrower, the lenders party thereto, and Bankers Trust Company, as Agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, all promissory notes, guarantees and security documents).

          "Existing Indebtedness" shall have the meaning provided in Section
6.24.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.14(c).

          "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

          "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Loan Facility or the Revolving Loan Facility.
                ----

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

          "Foreign Subsidiary Working Capital Indebtedness" shall have the meaning provided in Section 8.04(h).

          "GAAP" shall mean generally accepted accounting principles in the United States of America, as promulgated by the American Institute of Certified Public Accountants and its committees, as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Creditors" shall mean and include each of the Agent, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any such Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to by a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

          "Guaranty" shall mean and include each of the Holdings Guaranty and the Subsidiary Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Common Stock" shall have the meaning provided in Section
6.16.

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 13.

          "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated as of the Original Effective Date, among Holdings and the Borrower and its Domestic Subsidiaries.

          "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar
                                               ----
obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued
--------
expenses, in each case arising in the ordinary course of business.

          "Initial Borrowing Date" shall mean the date upon which the Term Loans are initially incurred hereunder.

          "Intercompany Loan" shall have the meaning provided in Section
8.05(g).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit K, evidencing Intercompany Loans.

          "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "IPO" shall have the meaning provided in Section 5.09.

          "IPO Documents" shall mean the Registration Statement relating to the registration of the Holdings Common Stock, and all other documents or agreements related to the consummation of the IPO, including, without limitation, all underwriting or similar agreements and all documents filed with the SEC.

          "L/C Supportable Indebtedness" shall mean (i) Foreign Subsidiary Working Capital Indebtedness, (ii) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Agent and the respective Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean BTCo, and any RL Bank which at the request of the Borrower and with the consent of the Agent agrees, in such RL Bank's sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to Section 2.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period then last ended.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each and every Loan made by any Bank hereunder, including Term Loans, Revolving Loans or Swingline Loans.

          "Management Agreements" shall have the meaning provided in Section 5.14(e).

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          "Material Contracts" shall have the meaning provided in Section
5.14(h).

          "Maturity Date" shall mean February 19, 2002.

          "Maximum Swingline Amount" shall mean $10,000,000.

          "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans (other than Swingline Loans), $1,000,000; (ii) for Eurodollar Loans, $1,000,000; and
(iii) for Swingline Loans, $250,000.

          "Mortgage" shall have the meaning provided in Section 5.13(a).

          "Mortgage Policies" shall have the meaning provided in Section
5.13(b).

          "Mortgaged Properties" shall mean and include (i) all Real Properties owned and leased by Holdings and its Domestic Subsidiaries to the extent designated as such on Annex IV and (ii) each Real Property subjected to a mortgage in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 7.11.

          "NAIC" shall have the meaning provided in Section 1.10(c).

          "Net Proceeds" shall mean, with respect to any Asset Sale, the Proceeds resulting therefrom net of (a) cash expenses of sale (including brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to Holdings, the Borrower and the Banks from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Acquisition" shall mean the acquisition by the Borrower and its Subsidiaries of the Wesley-Jessen conventional and disposable soft contact lenses business from the Schering Corporation.

          "Original Effective Date" shall mean October 2, 1996.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to Holdings, the Borrower and the Banks from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Pension Plan Refund" shall mean any cash payments (net of reasonable costs associated therewith, including income, excise and other taxes payable thereon) received by Holdings and/or of its Subsidiaries from any return of any surplus assets from any single Plan or Foreign Pension Plan, other than any return of amounts representing overestimates of any amounts due under any single Plan or Foreign Pension Plan.

          "Permitted Acquisition" shall have the meaning provided in Section 8.02(p).

          "Permitted Covenant" shall mean (i) any periodic reporting covenant,
(ii) any covenant restricting payments by Holdings with respect to any securities of Holdings which are junior to the Permitted Holdings PIK Securities, (iii) any covenant the default of which can only result in an increase in the amount of any redemption price, repayment amount, dividend rate or interest rate, (iv) any covenant the default of which gives rise only to rights or remedies which are subject to subordination terms reasonably acceptable to the Agent, (v) any covenant providing board observance rights with respect to Holdings' board of directors and (vi) any other covenant that does not adversely affect the interests of the Banks (as reasonably determined by the Agent).

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to the Agent in accordance with the terms hereof, reasonably acceptable by the Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) municipal and zoning ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items with respect to Real Property as the Agent may consent to (such consent not to be unreasonably withheld).

          "Permitted Equity Proceeds" shall have the meaning provided in Section 4.02(A)(d).

          "Permitted Holdings PIK Securities" shall mean any preferred stock or subordinated promissory note of Holdings (or any security of Holdings that is convertible or exchangeable into any preferred stock or subordinated promissory note of Holdings), so long as the terms of any such preferred stock, subordinated promissory note or security of Holdings (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Borrower or any Subsidiaries of the Borrower, (iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the sixth anniversary of the Initial Borrowing Date, (iv) do not require the cash payment of dividends or interest before the sixth anniversary of the Initial Borrowing Date, (v) do not contain any covenants other than any Permitted Covenant, (vi) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving Holdings, and (vii) are otherwise reasonably satisfactory to the Agent.

          "Permitted Liens" shall have the meaning provided in Section 8.03.

          "Permitted Sale-Leaseback Transactions" shall mean the sale and leaseback by the Borrower and/or any of its Subsidiaries of vehicles owned by such Persons.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which Holdings, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.11(a).

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

          "Pro Forma Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of (x) Consolidated Debt at such time to (y) Consolidated EBITDA for the Test Period then last ended, with such Pro Forma Leverage Ratio to be determined on a pro forma basis as if the respective
                                     --- -----
Permitted Acquisition (and the incurrence, assumption and/or repayment of any Indebtedness in connection with such Permitted Acquisition), as the case may be, had occurred on the first day of such Test Period (and such Indebtedness, if any, had remained outstanding (or had not been outstanding, as the case may be) throughout such Test Period). On the date of a Permitted Acquisition pursuant to which the Pro Forma Leverage Ratio is to be calculated, the Borrower shall deliver to the Agent a certificate of the Borrower's chief financial officer setting forth in reasonable detail the pro forma calculations required to
                                       --- -----
establish the Pro Forma Leverage Ratio (with such pro forma calculations to be
                                                  --- -----
made on a basis reasonably satisfactory to the Agent and to assume that the interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of such Permitted Acquisition (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period. In calculating the Pro Forma Leverage Ratio in connection with any Permitted Acquisition, it is understood that Consolidated EBITDA shall include the results of operations of the Person or assets acquired pursuant to such Permitted Acquisition on a pro forma basis
                                                               --- -----
as if such acquisition had occurred on the first day of the respective Test Period.

          "Projections" shall have the meaning provided in Section 5.17.

          "Puerto Rico Pledge Agreement" shall have the meaning provided in
Section 5.13(b).

          "Puerto Rico Security Documents" shall mean the Puerto Rico Pledge Agreement, the Chattel Mortgage, dated as of February 19, 1997, between Wesley-Jessen (Puerto Rico), as mortgagor, and the Collateral Agent, as mortgagee, the Chattel Mortgage Note, dated as of February 19, 1997, by Wesley-Jessen (Puerto
Rico) in favor of the Collateral Agent, the real estate mortgage constituted by Wesley-Jessen (Puerto Rico) upon its facilities in Cidra, Puerto Rico by virtue of deed number 29 executed June 28, 1995 before notary Juan Agustin Rivero and mortgage note, dated June 29, 1995, by Wesley-Jessen (Puerto Rico) in favor of The First National Bank of Chicago, duly endorsed in favor of the Collateral Agent, in the principal amount of $4,000,000.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.03.

          "Refinancing" shall mean the refinancing by the Borrower and the termination by the Borrower in full of all commitments under the Existing Credit Agreement, together with the payment of all loans, accrued interest, premiums, fees, commissions, expenses and other amounts owing in connection with the refinancing of the Existing Credit Agreement.

          "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 7.12.

          "Registration Statement" shall mean Holdings' Registration Statement on Form S-1 in the form delivered to the Banks pursuant to Section 5.09 as amended from time to time.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof establishing margin requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.

          "Related Party" shall mean any Affiliate of Bain Capital on the Effective Date, provided that for purposes of the definition of "Change of
                --------
Control Event," the term Related Party shall not include (x) any portfolio company of Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of Holdings or any of its Subsidiaries if not also a partner or stockholder of Bain Capital on the Effective Date.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Restructuring Expenditures" shall mean nonrecurring expenditures and charges arising out of the restructuring, consolidation, severance or discontinuance of any portion of the operations of any entities or businesses of Holdings and its Subsidiaries in connection with the Acquisition and the Original Acquisition.

          "Restructuring Reserves" shall mean, at any time, an amount equal to $25,250,000 less all Restructuring Expenditures theretofore made after the Initial Borrowing Date.

          "Returns" shall have the meaning provided in Section 6.23.

          "Revolving Loan" shall have the meaning provided in Section
1.01(A)(c).

          "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, 3.03, 4.01(b) and/or 9 or otherwise modified pursuant to Section 1.13 and/or 12.04(b).

          "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

          "RL Percentage" shall mean at any time for each RL Bank, the percentage obtained by dividing such RL Bank's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment at such time; provided, that if the
                                                          --------
Total Revolving Loan Commitment has been terminated, the RL Percentage of each RL Bank shall be determined by dividing such RL Bank's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

          "Rollover Amount" shall have the meaning provided in Section 8.08(b), provided that for purposes of the definition of Excess Cash Flow, for the Excess
--------
Cash Flow Period ending December 31, 1997 only, the term Rollover Amount shall mean $27,500,000 minus the aggregate amount of Capital Expenditures made during the period from January 1, 1997 through December 31, 1997 under Section 8.08(a).

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(b).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning provided in the respective Security Documents.

          "Security Agreement" shall have the meaning provided in Section
5.11(b).

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, each Puerto Rico Security Documents, each Mortgage, each Additional Security Document, if any and each other document or instrument entered into pursuant to Sections 5.11 and 7.14, if any, in each case as and when executed and delivered in accordance with the terms of this Agreement and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          "Seller" shall mean Pilkington plc, a company registered under the laws of England and Wales.

          "Seller Subordinated Note" shall mean the unsecured junior subordinated note issued by Holdings in favor of the Seller in connection with the Acquisition.

          "Senior Officer" shall mean Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller or Secretary or any other senior officer of Holdings or any of its Subsidiaries with knowledge of, or responsibility for, the financial affairs of such Person.

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit L, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Shareholders' Agreements" shall have the meaning set forth in Section 5.14(d).

          "Start Date" shall mean the first day of any Applicable Period.

          "Stated Amount" of each Letter of Credit shall mean at any time the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower (other than a Foreign Subsidiary except to the extent otherwise provided in Section 7.14) that is or becomes a party to the Subsidiary Guaranty.

          "Subsidiary Guaranty" shall have the meaning provided in Section 5.12.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(B).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Date" shall mean that date upon which the Agent determines (and notifies the Borrower and the Banks) that the primary syndication (and resulting addition of Persons as Banks pursuant to Section 12.04(b)) has been completed.

          "Tax Allocation Agreements" shall have the meaning provided in Section 5.14(g).

          "Taxes" shall have the meaning provided in Section 4.04.

          "Term Loan" shall have the meaning provided in Section 1.01(A)(a).

          "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled

"Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9 or otherwise modified pursuant to Section 1.13 and/or 12.04(b).

          "Term Loan Facility" shall mean the Facility evidenced by the Total Term Loan Commitment.

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Test Date" shall mean, with respect to any Applicable Period, the last day of the most recent fiscal quarter or fiscal year, as the case may be, ended immediately prior to the Start Date with respect to such Applicable Period.

          "Test Period" shall mean (i) for any determination made prior to March 31, 1998, the period from April 1, 1997 to the last day of the fiscal quarter of the Borrower then last ended and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower then last ended; provided, that
                                                                  --------
for purposes of the definitions of Applicable Base Rate Margin, Applicable Commitment Fee Percentage and Applicable Eurodollar Margin, and for the definition of Leverage Ratio as such definition is used in the foregoing definitions, the definition of Test Period shall also include the fiscal quarter ending March 31, 1997.

          "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

          "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the RL Banks.

          "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time.

          "Transaction" shall mean, collectively, (i) the IPO, (ii) the Refinancing, (iii) the occurrence of Credit Events hereunder on the Initial Borrowing Date, (iv) such other transactions as contemplated by the Documents and (v) the payment of fees and expenses in connection with the foregoing.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

          "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

          "Wesley-Jessen (Puerto Rico)" shall mean Wesley-Jessen (Puerto Rico), Inc., a Delaware corporation.

          "West Coast Asset Sale" shall mean the sale by the Borrower and/or any of its Subsidiaries of (x) any or all of the assets on or at the Borrower's San Diego, California facility, but excluding the Real Property relating to such facility, and (y) any or all of the assets on or at the Borrower's Sunnyvale, California facility, in the case of both clause (x) and (y) above to the extent sold in connection with the restructuring or transfer to other facilities of the operations at such facility.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Written," "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

          SECTION 11.  The Agent.
                       ---------

          11.01  Appointment.  Each Bank hereby irrevocably designates and
                 -----------
appoints BTCo as Agent of such Bank (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this
Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Banks, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

          11.02  Delegation of Duties.  The Agent may execute any of its duties
                 --------------------
under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

          11.03  Exculpatory Provisions.  Neither the Agent nor any of its
                 ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of Holdings or any of its Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04  Reliance by Agent.  The Agent shall be entitled to rely, and
                 -----------------
shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The
Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or all of the Banks, to the extent required by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          11.05  Notice of Default.  The Agent shall not be deemed to have
                 -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from a Bank, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Agent shall have received such
--------
directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.06  Non-Reliance on Agent and Other Banks.  Each Bank expressly
                 -------------------------------------
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.07  Indemnification.  The Banks agree to indemnify the Agent in its
                 ---------------
capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided, that no Bank shall be liable to the Agent for the
              --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired (other than as a result of the gross negligence or willful misconduct of the Agent), the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this
Section 11.07 shall survive the payment of all Obligations.

          11.08  Agent in its Individual Capacity.  The Agent and its affiliates
                 --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity. The Agent and/or its affiliates may own stock of Holdings or any Subsidiary of Holdings and may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Holdings or any Affiliate of Holdings as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          11.09  Holders.  The Agent may deem and treat the payee of any Note as
                 -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.10  Resignation of the Agent; Successor Agent.  The Agent may
                 -----------------------------------------
resign as the Agent upon 20 days' notice to the Banks and, unless a Default of the type referred to in Section 9.05 has occurred and is continuing, to the Borrower. Upon the resignation of the Agent, the Required Banks shall appoint from among the Banks a successor Agent which is a bank or a trust company for the Banks subject, to the extent that no payment Default or Event of Default has occurred and is then continuing, to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If a successor Agent shall not have been so appointed within such 20 day period after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all duties of the Agent hereunder and/or under any other Credit Documents until such time, if any, as the Required Banks appoint a successor Agent as provided above. After the resignation of the Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.   The Borrower hereby agrees to:  (i)
                 -------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent and each Bank, its officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, the Collateral Agent, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

          12.02  Right of Setoff, Collateral Matters.  (a)  In addition to any
                 -----------------------------------
rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations of Holdings or any of its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings or any of its Subsidiaries purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE

SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO BANK SHALL EXERCISE A RIGHT OF SETOFF, BANKER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE THAT IS NOT TAKEN BY THE REQUIRED BANKS OR APPROVED IN WRITING BY THE REQUIRED BANKS IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY BANK OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED BANKS SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE BANKS HEREUNDER.

          12.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign
                                   --------  -------
or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that no Bank may assign or transfer all or any portion of its
----------------
Revolving Loan Commitment and/or its outstanding Loans except as provided in
Section 12.04(b) and, provided further, that although any Bank may grant
                      ----------------
participations in its rights hereunder in accordance with this Section, such Bank shall remain a "Bank" for all purposes hereunder and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall
                                       ----------------
grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed
                      --------
modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld or delayed) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided
                                                                    --------
further, that such transfer or assignment will not be effective until recorded
-------
by the Agent on the Register pursuant to Section 7.13 hereof. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a

Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  The Agent agrees that promptly after
                 -----------------
its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata
                                      --- ----                        --- ----
based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Banks); provided, that except as otherwise
                                           --------
specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the September 28, 1996 financial statements delivered to the Banks pursuant to Section 6.10(b), but shall not give effect to (i) purchase accounting adjustments required or permitted by APB 16 and its interpretations (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with the Acquisition, the Original Acquisition or any Permitted Acquisitions) and APB 17 and its interpretations (including non-cash charges relating to intangibles and goodwill arising in connection with the Acquisition, the Original Acquisition or any Permitted Acquisitions) and
(ii) those fees paid to Bain Capital and/or Related Parties pursuant to Sections 8.07(i) and 8.07(iii).

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          12.08  Governing Law; Submission to Jurisdiction; Venue.  (a)  THIS
                 ------------------------------------------------
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrower and the Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which Holdings, the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give Holdings, the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided
                                                                        --------
further, that no such change, waiver, discharge or termination shall (1)
-------
increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (2) without the consent of BTCo and each other Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of BTCo, alter its rights or obligations with respect to Swingline Loans, (4) without the consent of the Agent, amend, modify or waive any provision of
Section 11 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent or (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments terminated and
                        --------
Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that
                                                     ----------------
the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall not be responsible for costs arising
      --------
under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

          12.15  Confidentiality.  (a)  Each of the Banks agrees that it will
                 ---------------
use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings, the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement;
provided, that any Bank may disclose any such information (a) as has become
--------
generally available to the public or has become available to such Bank on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such prospective transferee
                                   --------
agrees to be bound by the provisions of this Section 12.15 to the same extent as such Bank.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank).

          12.16  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT
                 --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 13.  Holdings Guaranty.
                       -----------------

          13.01  The Guaranty.  In order to induce the Banks to enter into this
                 ------------
Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Agent and/or the Banks, or order, on demand, together with any and all expenses which may be incurred by the Agent or the Banks in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          13.02  Bankruptcy.  Additionally, Holdings unconditionally and
                 ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 9.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          13.03  Nature of Liability.  The liability of Holdings hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          13.04  Independent Obligation.  The obligations of Holdings hereunder
                 ----------------------
are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to any Guarantor.

          13.05  Authorization.  Holdings authorizes the Guaranteed Creditors
                 -------------
without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

          13.06  Reliance.  It is not necessary for any Guaranteed Creditor to
                 --------
inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07  Subordination.  Any of the indebtedness of the Borrower
                 -------------
relating to the Guaranteed Obligations now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          13.08  Waiver.  (a)  Holdings waives any right (except as shall be
                 ------
required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the Banks shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          (c) Holdings hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by real property located in the State of California, Holdings shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing Holdings' or any secured creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations.

          (d) Holdings hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Holdings hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to Holdings under Sections 2787 through 2855, inclusive, 2899 and 3433 of the California Civil Code.

          (e) Holdings further understands, is aware and hereby acknowledges that if the Guaranteed Creditors elect to nonjudicially foreclose on any real property security located in the State of California any right of subrogation of Holdings against any Credit Party may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, Holdings may have a defense to a deficiency judgment arising out of the operation of
Section 580d of the California Code of Civil Procedure and related principles of estoppel. Holdings waives all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.

          13.09  Nature of Liability.  It is the desire and intent of Holdings
                 -------------------
and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                            *          *          *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

333 East Howard Avenue                   WESLEY JESSEN VISIONCARE,
Des Plaines, Illinois 60018-5903         INC.
Attention: Chief Financial Officer
Telephone: (847) 294-3868                By /s/ Edward J. Kelley
                                           ------------------------------------
Telecopier:(847) 294-3058                  Title: Vice President, Chief
                                                  Financial Officer, Treasurer,
                                                  Secretary

333 East Howard Avenue                   WESLEY-JESSEN CORPORATION
Des Plaines, Illinois 60018-5903
Attention: Chief Financial Officer
Telephone: (847) 294-3868                By /s/ Edward J. Kelley
                                           ------------------------------------
Telecopier:(847) 294-3058                  Title: Vice President, Chief
                                           Financial Officer, Treasurer

                                         BANKERS TRUST COMPANY,
                                          individually and as Agent


                                         By /s/ Mary Kay Coyle
                                           ----------------------------------
                                           Title: Managing Director

                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO

                                    By /s/ Julia H. Bristow
                                      ----------------------------------
                                      Title: Managing Director

                                    FLEET NATIONAL BANK

                                    By /s/ Andy H. Sassine
                                      -----------------------------------
                                      Title: Vice President

                                    HARRIS TRUST AND
                                    SAVINGS BANK

                                    By /s/ Lee A. Vandermyde
                                      ----------------------------------
                                      Title: Vice President

                                    LASALLE NATIONAL BANK

                                    By /s/ F. Ward Nixon
                                      ------------------------------------
                                      Title: Senior Vice President

                                    NATIONAL BANK OF CANADA

                                    By /s/ C.F. Boot Martin, Jr.
                                      ------------------------------------
                                      Title: Vice President and Branch
                                             Manager

                                    By /s/ William W. Mucker
                                      ----------------------------------
                                      Title: Assistant Vice President


                                    SOCIETE GENERALE

                                    By /s/ John J. Wagner
                                      ------------------------------------
                                      Title: Vice President

                                                                         ANNEX I
                                                                         -------

                                 LIST OF BANKS
                                 -------------

                                                       Revolving
                                       Term            Loan
               Bank                    Commitment      Commitment
               ----                    ----------      ----------
Bankers Trust Company                  $17,875,000     $ 9,625,000

The First National Bank of Chicago     $ 8,125,000     $ 4,375,000

Fleet National Bank                    $ 8,125,000     $ 4,375,000

Harris Trust and Savings Bank          $ 8,125,000     $ 4,375,000

National Bank of Canada                $ 6,500,000     $ 3,500,000

LaSalle National Bank                  $ 8,125,000     $ 4,375,000

Societe Generale                       $ 8,125,000     $ 4,375,000

Total                                  $65,000,000     $35,000,000
                                       ===========     ===========

                                                                        ANNEX II
                                                                        --------

                                 BANK ADDRESSES
                                 --------------

Bank
----                                    Address
                                        -------

Bankers Trust Company                   One Bankers Trust Plaza
                                        New York, NY  10006
                                        Attention: Mary Kay Coyle
                                        Telephone No.:  (212) 250-9094
                                        Facsimile No.:  (212) 250-7218

The First National Bank of Chicago      One First National Plaza
                                        Chicago, IL  60670
                                        Attention: Julia Bristow
                                        Telephone: (312) 732-5927
                                        Facsimile: (312) 732-1117

Fleet National Bank                     One Federal Street
                                        Mail Stop MAOFDO3C
                                        Boston, MA  02110
                                        Attention: Andy Sassine
                                        Telephone: (617) 346-5692
                                        Facsimile: (617) 346-4806

Harris Trust and Savings Bank           111 West Monroe Street
                                        2 West
                                        Chicago, IL 60690
                                        Attention: Rich Michalik
                                        Telephone: (312) 461-2272
                                        Facsimile: (312) 461-2591

National Bank of Canada                 225 West Washington
                                        Suite 1100
                                        Chicago, IL  60606
                                        Attention: Bill Mucker
                                        Telephone: (312) 558-1676
                                        Facsimile: (312) 558-6461

                                                                        ANNEX II
                                                                          PAGE 2

LaSalle National Bank                   135 South LaSalle Street
                                        Chicago, IL 60603
                                        Attention: Ward Nixon
                                        Telephone: (312) 904-8339
                                        Facsimile: (312) 904-4364

Societe Generale                        1221 Avenue of the Americas
                                        New York, NY 10020
                                        Attention: Jack Wagner
                                        Telephone: (212) 278-6736
                                        Facsimile: (212) 278-6178

                                                                       ANNEX III
                                                                       ---------

                          EXISTING LETTERS OF CREDIT
                          --------------------------

                                                                        ANNEX IV
                                                                        --------

                                REAL PROPERTIES
                                ---------------

                                                                         ANNEX V
                                                                         -------

                                  PROJECTIONS
                                  -----------

                                                                        ANNEX VI
                                                                        --------

                                 SUBSIDIARIES
                                 ------------

                                                                       ANNEX VII
                                                                       ---------

                                   INSURANCE
                                   ---------

                                                                      ANNEX VIII
                                                                      ----------

                             EXISTING INDEBTEDNESS
                             ---------------------

                                                                        ANNEX IX
                                                                        --------

                                EXISTING LIENS
                                --------------

Filing                                       File     Original     Description
Location     Debtor     Secured Party        Number   File Date    Of Collateral
--------     ------     -------------        ------   ---------    -------------

                                                                         ANNEX X
                                                                         -------

                            SUBSIDIARY NAME CHANGES
                            -----------------------

                                                                        ANNEX XI
                                                                        --------

                                CAPITALIZATION
                                --------------

                                                                       ANNEX XII
                                                                       ---------

                                  INVESTMENTS
                                  -----------

                                                                      ANNEX XIII
                                                                      ----------

                         PROJECTED CONSOLIDATED EBITDA
                         -----------------------------

                                                                       ANNEX XIV
                                                                       ---------

                        EXCLUDED INTELLECTUAL PROPERTY
                        ------------------------------

                                                                        ANNEX XV
                                                                        --------

                                  ASSET SALES
                                  -----------

                                                                       ANNEX XVI
                                                                       ---------

                             ACQUISITION DOCUMENTS
                             ---------------------

                                                                      ANNEX XVII
                                                                      ----------

                             FINANCIAL STATEMENTS
                             --------------------

                                                                     ANNEX XVIII
                                                                     -----------

                                   CONFLICTS
                                   ---------

                                                                     EXHIBIT A-1
                                                                     -----------



                          FORM OF NOTICE OF BORROWING
                          ---------------------------



                                                                          [Date]



Bankers Trust Company, as Agent
  for the Banks party to the
  Credit Agreement referred
  to below
One Bankers Trust Plaza
New York, New York  10006

Attention: ___________________

Ladies and Gentlemen:

          The undersigned, Wesley-Jessen Corporation (the "Borrower"), refers to the Credit Agreement, dated as of February 19, 1997 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Wesley Jessen VisionCare, Inc., the Borrower, the financial institutions from time to time party thereto (the "Banks"), and you, as Agent for such Banks, and, subject to the terms of Sections 1.10(a) and (b) of the Credit Agreement, hereby gives you irrevocable notice pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

          (i)  The Business Day of the Proposed Borrowing is __________, 19
     __./1/
         -

          (ii) The aggregate principal amount of the Proposed Borrowing is $______.

          (iii) The Proposed Borrowing shall consist of [Term Loans] [Revolving Loans].

____________________

/1/  Shall be a Business Day at least one Business Day in the case of Base
 -
Rate Loans and three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

                                                                     EXHIBIT A-1
                                                                          Page 2


          (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

          [(v) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [, subject to availability to all Banks with Commitments and/or outstanding Loans under the respective Facility, twelve months, and if such Interest Period is unavailable [specify alternative desired]].]/2/
                                      -

          The undersigned hereby certifies that the following statements are
     true on   the date hereof, and will be true on the date of the Proposed
     Borrowing:

          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                         Very truly yours,

                         WESLEY-JESSEN CORPORATION



                         By_____________________________
                           Title:


______________________

/2/  To be included for a Proposed Borrowing of Eurodollar Loans.
 -

                                                                     EXHIBIT A-2
                                                                     -----------



                       FORM OF LETTER OF CREDIT REQUEST
                       --------------------------------


No.  (1)    Dated       (2)
    -----            ---------

Bankers Trust Company, individually and as
     Agent under the Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of February 19, 1997, among Wesley Jessen VisionCare, Inc., Wesley-Jessen Corporation, the financial institutions from time to time party thereto and Bankers Trust Company, as Agent
   One Bankers Trust Plaza
   New York, New York  10006

   [Name and Address of
       Letter of Credit Issuer]

   Dear Sirs:

          We hereby request that Bankers Trust Company, in its individual capacity, issue a [trade] [standby] Letter of Credit for the account of the undersigned on (3) (the "Date of Issuance") in the aggregate stated amount
               -----
   of    (4)   .
      ---------




   ____________________________

/1/  Letter of Credit Request Number.
 -

/2/  Date of Letter of Credit Request.
 -
/3/  Date of Issuance which shall be at least 5 Business Days from the date
 -
     hereof (or such shorter period as may be acceptable to the respective Letter of Credit Issuer).

/4/  Aggregate initial stated amount of Letter of Credit which shall not be
 -
     less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer.

                                                                     EXHIBIT A-2
                                                                          Page 2


          For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

          The beneficiary of the requested Letter of Credit will be    (5)   ,
                                                                    ---------
   and such Letter of Credit will be in support of    (6)    and will
                                                   ---------
   have a stated expiration date of    (7)   .
                                    ---------

          We hereby certify that:

          (1) The representations and warranties contained in the Credit Agreement and in the other Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.




   _____________________________

/5/  Insert name and address of beneficiary.
 -

/6/  Insert description of L/C Supportable Indebtedness in the case of standby
 -
     Letters of Credit and insert description of permitted trade obligations in the case of trade Letters of Credit.

/7/  Insert last date upon which drafts may be presented which may not be later
 -
     than (i) in the case of standby Letter of Credit, the earlier of (x) 12 months after the Date of Issuance (or in the case of standby Letters of Credit issued in support of Foreign Subsidiary Working Capital Indebtedness, three years) and (y) the Business Day next preceding the Maturity Date and (ii) in the case trade Letters of Credit, the earlier of
     (x) 180 days after the Date of Issuance and (y) 30 days prior to the Maturity Date.

                                                                     EXHIBIT A-2
                                                                          Page 3


          Copies of all documentation with respect to the supported transaction are attached hereto.

                         WESLEY-JESSEN CORPORATION



                         By_____________________________
                           Title:

                                                                     EXHIBIT B-1
                                                                     -----------
                               FORM OF TERM NOTE
                               -----------------

   $__________                                                New York, New York
                                                                _______ __, 199_

          FOR VALUE RECEIVED, WESLEY-JESSEN CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to ___________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Term Notes referred to in the Credit Agreement, dated as of February 19, 1997, among Wesley Jessen VisionCare, Inc., the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Agreement, and Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              WESLEY-JESSEN CORPORATION

                              By________________________________
                                Title:

                                                                     EXHIBIT B-2
                                                                     -----------

                            FORM OF REVOLVING NOTE
                            ----------------------

   $___________                                               New York, New York
                                                              _________ __, 199_

          FOR VALUE RECEIVED, WESLEY-JESSEN CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to __________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of February 19, 1997, among Wesley Jessen VisionCare, Inc., the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Agreement, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              WESLEY-JESSEN CORPORATION


                              By________________________________
                                Title:

                                                                     EXHIBIT B-3
                                                                     -----------
                             FORM OF SWINGLINE NOTE
                             ----------------------

   $10,000,000                                                New York, New York
                                                              _________ __, 199_

          FOR VALUE RECEIVED, WESLEY-JESSEN CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to BANKERS TRUST COMPANY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is the Swingline Note referred to in the Credit Agreement, dated as of February 19, 1997, among Wesley Jessen VisionCare, Inc., the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              WESLEY-JESSEN CORPORATION

                              By________________________________
                                Title:

                                                                       EXHIBIT C
                                                                       ---------



                    FORM OF SECTION 4.04(b)(ii) CERTIFICATE
                    ---------------------------------------


          Reference is hereby made to the Credit Agreement, dated as of February 19, 1997, among Wesley Jessen VisionCare, Inc., Wesley-Jessen Corporation, the financial institutions from time to time party thereto and Bankers Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                              [NAME OF BANK]



                              By ____________________________
                                 Title:

Date:  _______________, ____

                                                                       EXHIBIT E
                                                                       ---------



                         FORM OF OFFICERS' CERTIFICATE
                         -----------------------------



          I, the undersigned, [President/Vice President/Treasurer] of [Name of Credit Party], a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify on behalf of the Company that:

          1. This Certificate is furnished pursuant to the Credit Agreement, dated as of February 19, 1997, among [Wesley Jessen VisionCare, Inc.,] [Wesley-Jessen Corporation,] [the Company,] the financial institutions from time to time party thereto, and Bankers Trust Company, as Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__./1/ The signature written
                                                -
   opposite the name and title of each such officer is his genuine signature.

             Name/2/                     Office                   Signature
           ------------                 ----------               -------------

           ------------                 ----------               -------------

           ------------                 ----------               -------------

           ------------                 ----------               -------------

          3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of Delaware on ___________, 19__, together with all amendments thereto adopted through the date hereof.



     _______________________

/1/  Insert a date prior to the time of any corporate action relating to the
 -
Credit Documents or related documentation.

/2/  Include name, office and signature of each officer who will sign any
 -
Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

                                                                       EXHIBIT E
                                                                          Page 2


          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 1996 [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of the Documents by the Company.

          [6. On the date hereof, all of the applicable conditions set forth in Sections 5.02, 5.07, 5.08, 5.09, and 5.10 have been satisfied.]/3/
                                                                   -

          [6. Attached hereto as Exhibit D are true and correct copies of all Plans of Holdings and its Subsidiaries and the other documents referred to in
   Section 5.14(a), to the extent such Plans were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.

          7. Attached hereto as Exhibit E are true and correct copies of all Collective Bargaining Agreements of Holdings and its Subsidiaries to the extent such Collective Bargaining Agreements were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.

          8. Attached hereto as Exhibit F are true and correct copies of all Existing Indebtedness Agreements of Holdings and its Subsidiaries, to the extent such Existing Indebtedness Agreements were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.

          9. Attached hereto as Exhibit G is a true and correct copy of the Shareholders' Agreements of Holdings and its Subsidiaries, to the extent such Shareholders' Agreements were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.

          10. Attached hereto as Exhibit H are true and correct copies of all Management Agreements of Holdings and its Subsidiaries, to the extent such Management Agreements were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.



   _____________________________

/3/  Include bracketed item 6 in Officers' Certificate of the Borrower.
 -

                                                                       EXHIBIT E
                                                                          Page 3


          11. Attached hereto as Exhibit I are true and correct copies of all Employment Agreements of Holdings and its Subsidiaries, to the extent such Employment Agreements were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.

          12. Attached hereto as Exhibit J is a true and correct copy of any Tax Allocation Agreements of Holdings and its Subsidiaries, to the extent such Tax Allocation Agreements were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.

          13. Attached hereto as Exhibit K are true and correct copies of all Material Contracts of Holdings and its Subsidiaries, to the extent such Material Contracts were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date.]

          14. Attached hereto as Exhibit L are true and correct copies of the IPO Documents./4/
                  -

          [6][7][15]. On the date hereof, the representations and warranties contained in the [Credit Agreement and in the other]/5/ Credit Documents
                                                        -
   to which the Company is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof.

          [8][16]. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof./6/
                                                                -

          [7][9][17]. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.




   ___________________________________

/4/  Insert bracketed items 6 through 14 in Officers' Certificate of
 -
Holdings.

/5/  Insert bracketed language in Officers' Certificates of Holdings and the
 -
Borrower.

/6/  Insert bracket and item [8][16] in Officers' Certificate of Holdings and
 -
the Borrower.

                                                                       EXHIBIT E
                                                                          Page 4


          IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February, 1997.

                              [NAME OF CREDIT PARTY]



                              ______________________________
                              Name:
                              Title:

   I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President/Treasurer] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [7][9][17] above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February, 1997.


                              [NAME OF CREDIT PARTY]



                              ____________________________
                              Name:
                              Title:

                                                                       EXHIBIT I
                                                                       ---------



                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------



                                                           DATE:  ________, 19__



          Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the Facilities listed in Item 4 of Annex I, including, without limitation, (i) in the case of any assignment of all or any portion of the Assignor's outstanding Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding Term Loans and (ii) in the case of any assignment of all or any portion of the Assignor's Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and of any outstanding Revolving Loans, Swingline Loans and Letters of Credit.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings or any of its Subsidiaries or the performance or observance by Holdings or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

                                                                       EXHIBIT I
                                                                          Page 2


          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (v) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]./1/
                                         -

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, to the extent required by the Credit Agreement, the receipt of the consent of the Agent, receipt by the Agent of the assignment fee referred to in Section 12.04(b) of the Credit Agreement and the registration of the transfer on the Register as provided in
   Section 7.12 of the Credit Agreement, or such later date as otherwise specified in Item 5 of Annex I (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.


   ________________________________

/1/   If the Assignee is organized under the laws of a jurisdiction outside
 -
the United States.

                                                                       EXHIBIT I
                                                                          Page 3


          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Fees (if applicable) on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fees and Letter of Credit Fees, to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                       EXHIBIT I
                                                                          Page 4


          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.


                                    [NAME OF ASSIGNOR],
                                    as Assignor



                                    By____________________________
                                       Title:


                                    [NAME OF ASSIGNEE],
                                    as Assignee



                                    By____________________________
                                       Title:


   [Acknowledged and Agreed:

   BANKERS TRUST COMPANY,
      as Agent


   By____________________________
      Title:]/2/
              -


   _________________________

/2/  The consent of the Agent is required only in connection with assignments
 -
pursuant to clause (y) of Section 12.04(b) of the Credit Agreement (which consent shall not be unreasonably withheld or delayed).

                                                                         ANNEX I
                                                                         -------



                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I

   1.   The Borrower:  Wesley-Jessen Corporation (the "Borrower").

   2.   Name and Date of Credit Agreement:

        Credit Agreement, dated as of February 19, 1997, among Wesley Jessen VisionCare, Inc., the Borrower, the financial institutions from time to time party thereto, and Bankers Trust Company, as Agent.

   3.   Date of Assignment Agreement:

   4.   Amounts (as of date of item #3 above):

                                                                                            Total Revolv-
                                                       Outstanding principal of             ing Loan
                                                       Term Loans                           Commitment
                                                       ----------                           ----------
   a.  Aggregate Amount for all Banks                  $_________                           $_________

   b.  Assigned Share                                  ________%                            ________%

   c.Amount of Assigned Share                          $_________                           $_________

   5.   Settlement Date:

   6.   Rate of Interest    As set forth in Section 1.08 of the Credit
        to the Assignee:    Agreement (unless otherwise agreed to by the
                            Assignor and the Assignee)/1/
                                                       -

   7.   Commitment Fee:     As set forth in Section 3.01(a) of the Credit
        Agreement



   ________________________

/1/  The Borrower and the Agent shall direct the entire amount of the
 -
interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 2


        to the Assignee:     (unless otherwise agreed to by the Assignor and
                             the Assignee)/2/
                                           -

   8.   Letter of Credit     As set forth in Section 3.01(b) of the Credit
        Fee to the Assignee: Agreement (unless otherwise agreed to by the
                             Assignor and the Assignee)/3/
                                                        -

   9.   Notice:

             ASSIGNEE:

                  ___________________
                  ___________________
                  ___________________
                  ___________________
                  Attention:
                  Telephone:
                  Telecopier:
                  Reference:




/2/  Insert "Not Applicable" in lieu of text if no portion of the Total
 -
Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Fee through payment by the Assignee to the Assignor.

/3/  Insert "Not Applicable" in lieu of text if no portion of the Total
 -
Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Agent shall direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 3


          Payment Instructions:

               ASSIGNEE:

                    ___________________
                    ___________________
                    ___________________
                    ___________________
                    Attention:
                    Reference:


   Accepted and Agreed:

   [NAME OF ASSIGNEE]            [NAME OF ASSIGNOR]



   By________________________    By__________________________

     ________________________     __________________________
     (Print Name and Title)       (Print Name and Title)

                                                                       EXHIBIT J
                                                                       ---------



                           FORM OF INTERCOMPANY NOTE
                           -------------------------



                                                              New York, New York
                                                               ___________, ____



          FOR VALUE RECEIVED, __________________________, a ___________
   corporation (the "Payor"), hereby promises to pay on demand to the order of ______________________, or its registered assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

          The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

          This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of February 19, 1997, among Wesley Jessen VisionCare, Inc., Wesley-Jessen Corporation, the financial institutions from time to time party thereto and Bankers Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

          The Payee is hereby authorized (but not required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this
   Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the
                                       ----- -----
   accuracy of the information contained therein.

                                                                       EXHIBIT J
                                                                          Page 2


          All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              [NAME OF PAYOR]



                              By________________________
                                 Title:


   Pay to the order of


   ____________________________


   [NAME OF PAYEE]


   By__________________________
     Title:

                                                                       EXHIBIT K
                                                                       ---------



                        OFFICER'S SOLVENCY CERTIFICATE
                        ------------------------------



          I, the undersigned, the chief financial officer of Wesley Jessen VisionCare, Inc., a corporation organized and existing under the laws of the State of Delaware ("Holdings"), do hereby certify on behalf of Holdings that:

          1. This Certificate is furnished pursuant to Section 5.15(a) of the Credit Agreement, dated as of February 19, 1997 among Holdings, Wesley-Jessen Corporation (the "Borrower"), the financial institutions from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, the terms below shall have the following definitions:

     (a)  "Fair Value"

          The amount at which the assets, in their entirety, determined on a going concern basis of the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis), in each case would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

     (b)  "Present Fair Salable Value"

          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) are sold with reasonable promptness under normal selling conditions in a current market.

     (c)  "New Financing"

          The indebtedness incurred or to be incurred by Holdings and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Total Revolving Loan Commitment under the Credit Agreement) and all other financing contemplated by the Credit Documents, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith.

                                                                       EXHIBIT K
                                                                       ---------
                                                                          Page 2

     (d)  "Stated Liabilities"

          The recorded liabilities (including Contingent Liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP") consistently applied) of the Borrower (on a stand-alone basis), and Holdings and its Subsidiaries (on a consolidated basis) in each case at March 31, 1996, together with (i) the net change in long-term debt (including current maturities) between March 31, 1996 and the date hereof and (ii) without duplication, the amount of all New Financing.

     (e)  "Contingent Liabilities"

          The maximum estimated amount of liability reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

     (f) "Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature."

          For the period from the date hereof through the stated maturity of all New Financing, each of the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will have sufficient assets and cash flow to pay its Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become due.

     (g)  "Does not have Unreasonably Small Capital"

          For the period from the date hereof through the stated maturity of all New Financing, each of the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) in each case after consummation of the Transaction and all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern despite moderately negative deviations from the Projections discussed below.

          3. For purposes of this Certificate, I, or officers of Holdings under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

     (a) I have reviewed the consolidated balance sheet of Holdings and its Subsidiaries (other than the Acquired Business) at September 28, 1996 and the related consolidated statements of operations and cash flow and changes

                                                                       EXHIBIT K
                                                                       ---------
                                                                          Page 3



          in shareholders' equity of Holdings and its Subsidiaries for the nine-month period ended on such date.

     (b) I have reviewed the consolidated balance sheet of the Acquired Business at March 31, 1996 and t he related consolidated statements of operations and cash flow and changes in shareholders' equity of the Acquired Business for the fiscal year ended on such date.

     (c) I have reviewed the unaudited pro forma consolidated financial statements of Holdings and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied after giving effect to the Transaction and the incurrence of the New Financing, and verified the mathematical accuracy of the application of the pro forma adjustments to the amounts in the audited consolidated financial statements.

     (d) I have made inquiries of certain other officials of Holdings who have responsibility for financial and accounting matters regarding:

          1. whether the unaudited pro forma consolidated financial statements referred to in paragraph (c) above are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the unaudited financial statements as at September 28, 1996;

          2. whether with respect to Holdings and its Subsidiaries (other than the Acquired Business) at September 28, 1996, there were any decreases as compared with December 31, 1995, in the consolidated net assets or the excess of consolidated current assets over consolidated current liabilities of Holdings and its Subsidiaries (other than the Acquired Business); and

          3. Whether with respect to the Acquired Business, at September 28, 1996, there were any decreases as compared with March 31, 1996, in the consolidated net assets or the excess of consolidated current assets over consolidated current liabilities of the Acquired Business.

     (d)  I have read:

          1. the Credit Documents and the IPO Documents and the respective Schedules and Exhibits thereto.

     (e)  With respect to Contingent Liabilities, I:

          1. inquired of certain officials of Holdings who have responsibility for legal, financial and accounting matters as to the existence and

                                                                      EXHIBITS K
                                                                      ----------
                                                                          Page 4

               estimated liability with respect to all Contingent
               Liabilities known to them;

          2. confirmed with senior officers of Holdings that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities made known to me in the course of my inquiry and that (ii) the amounts relating thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof;

          3. hereby certify that, to the best of my knowledge, all material Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Contingent Liabilities of Holdings and its Subsidiaries (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimable maximum estimated amount of liability with respect thereto was used in making such certification.

     (f) I have had the Projections, which have been previously delivered to the Banks, prepared under my direction and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and attainable. Furthermore, the Projections support the conclusions contained in the last paragraph of this Certificate.

     (g) I have made inquiries of certain officers of Holdings which have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis), in each case after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

          4. Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, after giving effect to the Transaction and the related financing transactions (including the New Financing), it is my informed opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the assets of each of the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) in each case exceed its Stated Liabilities and Contingent Liabilities; (ii) the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will not have Unreasonably Small Capital; and (iii) the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

          IN WITNESS WHEREOF, Holdings has caused its duly authorized chief financial officer to execute and deliver this Certificate this ____ day of February, 1997.

                         WESLEY JESSEN VISIONCARE, INC.



                         By______________________________
                           Name:
                           Title:

                                                                       EXHIBIT L
                                                                       ---------



                     FORM OF SHAREHOLDER SUBORDINATED NOTE
                     -------------------------------------



 $_______________                                             New York, New York
                                                                   [DATE]



          FOR VALUE RECEIVED, Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), hereby promises to pay to _______________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at ______________________________, the principal sum of __________________ DOLLARS, which amount shall be payable on _____________./1/

          [The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to __________________, such interest to be paid [semi-annually] [annually] on ___________ [and _________] of each year and at maturity hereof.]

          This Note is subject to voluntary prepayment, in whole or in part, at the option of the Company, without premium or penalty.

          This Note is one of the Shareholder Subordinated Notes referred to in the Credit Agreement, dated as of February 19, 1997, by and among the Company, Wesley-Jessen Corporation, the lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as Agent (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement") and shall be subject to the provisions thereof. Unless otherwise defined herein, all capitalized terms used herein or in Annex A attached hereto and defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

          Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that the Company shall not be required to make, and shall not make, any payment of principal or interest on this Note to the extent that such payment is prohibited by the terms of any Senior Indebtedness (as defined in Annex A attached hereto), including, but not limited to, Sections
8.06 and 8.12 of the Credit Agreement.


______________

/1////  Insert a date on or after August 18, 2002.

                                                                       EXHIBIT L
                                                                          Page 2



          This Note, and the Company's obligations hereunder, shall be subordinate and junior to all indebtedness of the Company constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

          The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              WESLEY JESSEN VISIONCARE, INC.




                              By__________________________
                                Title:

                                                                         ANNEX A
                                                                    TO EXHIBIT L
                                                                    ------------



          Section 1.01.  Subordination of Liabilities.  Wesley Jessen
                         ----------------------------
VisionCare, Inc. (the "Company"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section
1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          Section 1.02.  Company Not to Make Payments with Respect to
                         --------------------------------------------
Subordinated Indebtedness in Certain Circumstances.  (a)  Upon the maturity of
--------------------------------------------------
any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

          (b) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of (i) all payments made under all other Shareholder Subordinated Notes and (ii) all payments made by the Company and its Subsidiaries to repurchase stock of the Company held by employees of the Company and its Subsidiaries shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness.

          (c) The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce the Company's obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause
(b) of this Section 1.02 reduces the payment of interest and/or principal which would otherwise be payable under the Note but for the limitations set forth in such clause (b), such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may

                                                                      ANNEX A
                                                                    TO EXHIBIT L
                                                                          Page 2


not sue for, or otherwise take action to enforce the Company's obligation to pay such amount, provided that such unpaid principal or interest shall remain an
             --------
obligation of the Company to the holder of the Note pursuant to the terms of the Note.

          (d) In the event that notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), (b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof.

          Section 1.03.  Subordination to Prior Payment of All Senior
                         --------------------------------------------
Indebtedness on Dissolution, Liquidation or Reorganization of Company.  Upon any
---------------------------------------------------------------------
distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

          (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or

                                                                      ANNEX A
                                                                    TO EXHIBIT L
                                                                          Page 3

     representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

          Section 1.04.  Subrogation.  Subject to the prior payment in full in
                         -----------
cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely or the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Section 1.05.  Obligation of the Company Unconditional.  Nothing
                         ---------------------------------------
contained in this Annex A or in the Note is intended to or shall impair, as between the Company and

                                                                       ANNEX A
                                                                    TO EXHIBIT L
                                                                       Page 4

the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

          Section 1.06.  Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
of Company or Holders of Senior Indebtedness.  No right of any present or future
--------------------------------------------
holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

          Section 1.07.  Senior Indebtedness.  The term "Senior Indebtedness"
                         -------------------
shall mean all Obligations (as defined below) (i) of the Company under the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of February 19, 1997, by and among the Company, Wesley-Jessen Corporation, the lenders from time to time party thereto (the

                                                                       ANNEX A
                                                                    TO EXHIBIT L
                                                                       Page 5




"Banks"), and Bankers Trust Company, as Agent, and any renewal, extension, restatement, refinancing or refunding thereof, including, but not limited to, the Company's guaranty of all Guaranteed Obligations (as defined in the Credit Agreement) and (ii) of the Company and of the Borrower (as defined in the Credit Agreement), in respect of any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement). As used herein, the term "Obligation" shall mean any principal, interest, pre mium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).

                                                                       EXHIBIT M
                                                                       ---------



                       FORM OF BORROWER SUBORDINATED NOTE
                       ----------------------------------


  $_______________                       New York, New York
                                               [DATE]


          FOR VALUE RECEIVED, Wesley-Jessen Corporation, a Delaware corporation (the "Company"), hereby promises to pay to Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Payee"), in lawful money of the United States of America in immediately available funds, at ______________________________, the principal sum of __________________ DOLLARS, which amount shall be payable on _____________./2////

          [The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to __________________, such interest to be paid [semi-annually] [annually] on ___________ [and _________] of each year and at maturity hereof.]

          This Note is subject to voluntary prepayment, in whole or in part, at the option of the Company, without premium or penalty.

          This Note is one of the Borrower Subordinated Notes referred in the Credit Agreement, dated as of February 19, 1997, by and among the Payee, the Company, the lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as Agent (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement") and shall be subject to the provisions thereof. Unless otherwise defined herein, all capitalized terms used herein or in Annex A attached hereto and defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

          Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that the Company shall not be required to make, and shall not make, any payment of principal or interest on this Note to the extent that such payment is prohibited by the terms of any Senior Indebtedness (as defined in Annex A attached hereto), including, but not limited to, Section 8.12 of the Credit Agreement.

          This Note, and the Company's obligations hereunder, shall be subordinate and junior to all indebtedness of the Company constituting Senior Indebtedness (as defined in


_______________

/2/     Insert a date on or after August 18, 2002.

                                                                       EXHIBIT M
                                                                          Page 2



Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

          The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              WESLEY-JESSEN CORPORATION


                              By__________________________
                                Title:

                                                                         ANNEX A
                                                                    TO EXHIBIT M
                                                                    ------------



          Section 1.01.  Subordination of Liabilities.  Wesley-Jessen
                         ----------------------------
Corporation (the "Company"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          Section 1.02.  Company Not to Make Payments with Respect to
                         --------------------------------------------
Subordinated Indebtedness in Certain Circumstances.  (a)  Upon the maturity of
--------------------------------------------------
any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

          (b) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of all payments made under all other Borrower Subordinated Notes (as defined in the Credit Agreement referred to in Section 1.07 of this Annex A) shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness, including, but not limited to, Section
8.12 of the Credit Agreement referred to below.

          (c) The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement referred to below or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce the Company's obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (b) of this
Section 1.02 reduces the payment of interest and/or principal which would otherwise be payable under the Note but for the limitations set forth in such clause (b), such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take

                                                                         ANNEX A
                                                                    TO EXHIBIT M
                                                                          PAGE 2

action to enforce the Company's obligation to pay such amount, provided that
                                                               --------
such unpaid principal or interest shall remain an obligation of the Company to the holder of the Note pursuant to the terms of the Note.

          (d) In the event that notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), (b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof.

          Section 1.03.  Subordination to Prior Payment of All Senior
                         --------------------------------------------
Indebtedness on Dissolution, Liquidation or Reorganization of Company.  Upon any
---------------------------------------------------------------------
distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

          (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or

                                                                       ANNEX A
                                                                    TO EXHIBIT M
                                                                          Page 3

     representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

          Section 1.04.  Subrogation.  Subject to the prior payment in full in
                         -----------
cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely or the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Section 1.05.  Obligation of the Company Unconditional.  Nothing
                         ---------------------------------------
contained in this Annex A or in the Note is intended to or shall impair, as between the Company and

                                                                       ANNEX A
                                                                    TO EXHIBIT M
                                                                          Page 4

the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

          Section 1.06.  Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
of Company or Holders of Senior Indebtedness.  No right of any present or future
--------------------------------------------
holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

          Section 1.07.  Senior Indebtedness.  The term "Senior Indebtedness"
                         -------------------
shall mean all Obligations (as defined below) (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of February 19, 1997, by and among Wesley Jessen VisionCare, Inc., the Company, the lenders from time to time

                                                                       ANNEX A
                                                                    TO EXHIBIT M
                                                                       Page 5

party thereto (the "Banks"), and Bankers Trust Company, as Agent, and any renewal, extension, restatement, refinancing or refunding thereof and (ii) of the Company under, or, in respect of, any Interest Rate Protection Agreements (as defined in the Credit Agreement) or Other Hedging Agreements (as defined in the Credit Agreement). As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).